   As filed with the Securities and Exchange Commission on December 30, 1997.

                                                      Registration No. 333-_____
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 NETVALUE, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
         (State or Other Jurisdiction of Incorporation or Organization)

                                      7319
               (Primary Standard Industrial Classification Number)

                                   23-2855659
                     (I.R.S. Employer Identification Number)


                        1960 Bronson Road, Building No. 2
                          Fairfield, Connecticut 06430
                                 (203) 319-7000
               (Address, Including Zip Code and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)

                           Michael A. Clark, President
                        1960 Bronson Road, Building No. 2
                          Fairfield, Connecticut 06430
                                 (203) 319-7000
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)

                                   Copies to:

          Steve Wasserman, Esquire                Michael C. Forman, Esquire
           Bernstein & Wasserman                   Klehr, Harrison, Harvey,
             950 Third Avenue                       Branzburg & Ellers LLP
         New York, New York 10022                     1401 Walnut Street
              (212)826-0730                     Philadelphia, Pennsylvania 19102
                                                        (215) 568-6060

          Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
                       -----------------------------------

                         CALCULATION OF REGISTRATION FEE


====================================================================================================================================
                                                                        Proposed              Proposed Maximum           Amount of
   Title of Each Class of Securities          Amount To Be          Maximum Offering         Aggregate Offering        Registration
            To Be Registered                   Registered           Price Per Share                Price                    Fee
====================================================================================================================================
Common Stock, $.001 par value                 2,760,000 (1)             $5.00 (2)                $13,800,000             $4,071.00
====================================================================================================================================

          (1)     Includes underwriter's over-allotment option.
          (2)     Estimated solely for purposes of calculating registration fee.

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said
Section 8(a), may determine.

                                 NETVALUE, INC.

                              CROSS-REFERENCE TABLE

                           Pursuant to Item 501(b) of
                                 Regulation S-K

Item No.                 Form S-1 Caption                        Prospectus Caption
--------                 ----------------                        ------------------

Item 1                   Forepart of the Registration            Facing Page of Registration Statement;
                         Statement and Outside Front Cover       Cross Reference Sheet; Outside Front
                         Page of Prospectus                      Cover Page of Prospectus

Item 2                   Inside Front and Outside Back           Inside Front and Outside Back Cover
                         Cover Pages of Prospectus               Pages of Prospectus; Available
                                                                 Information

Item 3                   Summary Information, Risk Factors       Prospectus Summary; Risk Factors
                         and Ratio of Earnings to Fixed
                         Charges

Item 4                   Use of Proceeds                         Prospectus Summary: Use of Proceeds

Item 5                   Determination of Offering Price         Risk Factors; Underwriting

Item 6                   Dilution                                Dilution

Item 7                   Selling Security Holders                Not Applicable

Item 8                   Plan of Distribution                    Underwriting

Item 9                   Description of Securities to be         Outside Front Cover Page of
                         Registered                              Prospectus; Prospectus Summary;
                                                                 Market Price of and Dividends on the
                                                                 Common Stock and Related
                                                                 Shareholder Matters; Description of
                                                                 Capital Stock

Item 10                  Interests of Named Experts and          Legal Matters; Experts
                         Counsel

Item 11                  Information with Respect to the         Prospectus Summary; Risk Factors;
                         Registrant                              Market Price of and Dividends on
                                                                 Common Stock and Related Shareholder
                                                                 Matters; Selected Financial Data;
                                                                 Management's Discussion and Analysis
                                                                 of Financial Condition and Results of
                                                                 Operations; Business; Management;
                                                                 Certain Transactions; Capital Stock

Item 12                  Disclosure of Commission Position       Not Applicable
                         on Indemnification for Securities
                         Act Liabilities


Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                 SUBJECT TO COMPLETION, DATED DECEMBER 30, 1997
PROSPECTUS
                                2,400,000 SHARES

                                 NETVALUE, INC.

                                  COMMON STOCK

          netValue, Inc. ("netValue" or the "Company") hereby offers 2,400,000 shares of common stock, $.001 par value per share ("Common Stock"). It is currently anticipated that the initial public offering price will be $5.00 per share. See "Underwriting" for factors to be considered in determining the initial public offering price.

          Prior to this offering of Common Stock (the "Offering"), there has been no public market for the Common Stock, and there can be no assurance that following this Offering an active market for the Common Stock will develop. The Company intends to apply for quotation of the Common Stock on The NASDAQ SmallCap (the "SmallCap") Market. There is no assurance that this initial application will be approved or, if it is approved, that the Company's listing on the SmallCap will be maintained.

          An investment in the Common Stock offered hereby involves a high degree of risk. See "Risk Factors" beginning on page 5 hereof for a discussion of certain matters that prospective purchasers should carefully consider.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
           AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
              NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY
                   STATE SECURITIES COMMISSION PASSED UPON THE
                    ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
                       ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

====================================================================================================================================
                                                                      Underwriting Discounts
                                                 Price to Public      and Commissions(1)               Proceeds to Company(2)
------------------------------------------------------------------------------------------------------------------------------------
Per Share . . . . . . . . . . . . . . .    $                          $                            $
------------------------------------------------------------------------------------------------------------------------------------
Total(3)   . . . . . . . . . . . . . . .   $                          $                            $
====================================================================================================================================

(1) Does not include additional compensation to be paid to J.B. Sutton Group, LLC (the "Underwriter") in the form of (i) a nonaccountable expense allowance of $360,000 ($414,000 if the over-allotment option referred to in footnote 3 is exercised in full), (ii) the value of an option entitling the Underwriter to purchase up to 240,000 shares of Common Stock at a price equal to 120% of the offering price per share, exercisable for a period of 18 months commencing on the date of this Prospectus, or (iii) the payment of $10,000 per month for a period of 18 months, commencing on the date of this Prospectus, representing the full amount due under a consulting arrangement pursuant to which the Underwriter is to render investment banking advice to the Company. The Company has agreed to indemnify the Underwriter against certain liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "Underwriting."
(2) Before deducting expenses payable by the Company, estimated to be $300,000, not including the Underwriter's nonaccountable expense allowance and investment banking fees described in footnote 1 above.
(3) The Company has granted the Underwriter an option, exercisable within 30 days of the date of this Prospectus, to purchase up to 360,000 additional shares on the same terms and conditions as set forth above solely to cover over-allotments, if any. If the option is exercised in full, the total Price to Public, Underwriting Discounts and Commissions and Proceeds to
     Company will be $    , $    , and $    , respectively. See "Underwriting."

          The shares of Common Stock are being offered by the Underwriter on a firm commitment basis, subject to a declaration by the Securities and Exchange Commission (the "Commission") that the registration is effective, as specified herein, and subject to receipt and acceptance by the Underwriter and its right to reject any order in whole or part and to prior sale, withdrawal or cancellation of the offer without notice. It is expected that delivery of the shares of Common Stock will be made at the offices of J.B. Sutton Group, LLC in New York, New York, on or about __________, 1998.

                                 --------------

                             J.B. Sutton Group, LLC
                       1010 Northern Boulevard, Suite 214
                           Great Neck, New York 11021
                           (516) 498-2100 (Telephone)
                           (516) 498-2198 (Facsimile)

                         The date of this Prospectus is

                              AVAILABLE INFORMATION
          The Company has filed a Registration Statement on Form S-1 (such registration statement, as the same may be amended and together with all exhibits and schedules thereto, the "Registration Statement") with the Commission under the Securities Act with respect to the securities offered hereby. As permitted by the rules and regulations of the Commission, this prospectus (the "Prospectus") does not contain all of the information contained in the Registration Statement. For further information regarding both the Company and the securities offered hereby, reference is made to the Registration Statement, which may be inspected without charge at the public reference facilities of the Commission's Washington, D.C. office, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and its regional office located at 7 World Trade Center, Suite 1300, New York, NY 10048. Copies may be obtained from the Washington D.C. office public reference library upon request and payment of the prescribed fee. Such reports and other information can be reviewed through the Commission's Electronic Data Gathering Analysis and Retrieval System, which is publicly available through the Commission's web site (http://www.sec.gov).

          The Company will furnish to its stockholders annual reports containing audited financial statements and quarterly reports containing unaudited financial statements for the first three quarters of each year. The Company is not currently subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act").





























IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK OF THE COMPANY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               PROSPECTUS SUMMARY

          The following summary is qualified in its entirety by the more detailed information, including "Risk Factors" and the financial statements and notes thereto, appearing elsewhere in this Prospectus. Each prospective investor is urged to read this Prospectus in its entirety. Unless otherwise indicated, all information contained in this Prospectus, including share and per share data, assumes (i) no exercise of the Underwriter's over-allotment option or any other options or warrants outstanding as of the date hereof and (ii) no conversion of any preferred stock outstanding as of the date hereof. See "Description of Capital Stock."

                                   The Company

          netValue is a development stage company which provides electronic commerce and database marketing services to Internet advertisers and publishers. The Company's first product, Coupons OnlineTM, allows marketers to deliver targeted, secure coupons and other incentives to consumers from any Internet web site. Consumers use the Company's web-browser plug-in software to access and print coupon offers from the web site of netValue's clients. The Company's systems provide online targeting and validation for each consumer and coupon. In July 1997, the Company commenced commercial operations of its Coupons Online(TM) service.

          The Company's second product, i-Value(sm), is a service to which consumers subscribe to receive periodic "electronic packages" of incentives delivered to their personal computers. Promotional offers can be individually tailored to each consumer's product preferences and shopping habits. netValue provides client retailers with consumer software, targeting, validation and reporting services. The Company expects to commercially launch its i-Value(sm) program in the second quarter of 1998.

          The Company expects its principal customers and sources of revenue to be national, regional and local retailers, manufacturers of consumer products, service providers and online publishers. The Company's revenues are expected to be generated through a combination of software licensing, promotion set-up and transaction fees.

          The Company was incorporated as a Delaware corporation on July 16, 1996 and is the successor by merger (the "Merger") to Coupons Online, L.L.C. ("COL"), a New Jersey limited liability company formed in December 1994 ("COL"). See "Certain Transactions - The Merger." The Company's address is 1960 Bronson Road, Building No. 2, Fairfield, Connecticut 06430. Its phone number is (203) 319-7000. The Company's web site is located at www.netvalueinc.com.

                                  The Offering

Common Stock offered by the Company............................  2,400,000 shares

Common Stock outstanding before the Offering(1)................  10,686,006 shares

Common Stock to be outstanding after the Offering(1)...........  13,086,006 shares

Use of proceeds by the Company.................................  The Company plans to use the net proceeds from this Offering, estimated to be $10,140,000, in the
                                                                 following approximate amounts:  $4,500,000 to
                                                                 repay short term notes payable including interest,
                                                                 $1,600,000 to repay outstanding accounts payable
                                                                 due and $4,040,000 to provide funds for working
                                                                 capital and general corporate purposes.  See "Use
                                                                 Of Proceeds."

-----------------------
(1) Does not include 2,576,500 shares of Common Stock issuable upon the exercise of outstanding options and warrants, 150,000 shares of Common Stock issuable to Rozel International Holdings Limited upon the satisfaction of an obligation to purchase 300,000 shares of Preferred Stock, 10,000 shares of Common Stock issuable to Golden Eagle Partners, a creditor of the Company, and 360,000 shares of Common Stock issuable upon the exercise of the Underwriter's over-allotment option.

                       Summary of Selected Financial Data

          The following summary of selected financial data should be read in conjunction with the financial statements and notes thereto appearing elsewhere herein.

                      December 16,                                                                      December 16,
                      1994                                                                              1994
                      (inception)                                    Nine Months      Nine Months       (inception)
                      through        Year Ended      Year Ended      Ended            Ended             through
                      December 31,   December 31,    December 31,    September 30,    September 30,     September 30,
                      1994           1995            1996            1996             1997              1997
                                                                     (Unaudited)      (Unaudited)
Statement of
Operations Data (1)
Loss from operations   $(17,142)      $(746,945)     $(3,316,522)    $(998,374)      $(6,090,727)       $(10,171,336)
Net interest income
(expense)                    ---           (615)           2,428         2,316          (720,338)           (718,575)
Net loss                (17,142)       (747,560)      (3,314,094)     (996,058)       (6,811,065)        (10,889,861)





                                                                                                 September 30, 1997
                                                                                       ------------------------------------
                                                                                          Actual            As Adjusted (2)
                                                                                       -------------        ---------------
Balance Sheet Data (1)
           Working capital (deficit)                                                     $(3,769,538)          $6,263,154
           Total assets                                                                      747,879            8,007,324
           Total liabilities                                                               6,375,387            1,054,174
           Notes payable and accrued interest                                              3,773,213                  ---
           Stockholders' equity (deficit)                                                 (5,627,508)           6,953,150


(1) The historical financial data for the period from January 1, 1996 to September 18, 1996 and for the years prior to 1996 represents historical financial data for COL (predecessor to the Company). See Notes 1 and 2 of Notes to Financial Statements.

(2) Adjusted to reflect borrowings, conversion and repayment of certain notes payable and accrued interest; the sale of the shares of Common Stock from the assumed public offering and the application of the net proceeds thereof. Does not include (i) 360,000 shares of Common Stock issuable upon the exercise of the Underwriter's over-allotment option and (ii) 2,576,500 shares of Common Stock issuable upon the exercise of outstanding options and warrants, 150,000 shares of Common Stock issuable to Rozel International Holdings Limited upon the satisfaction of an obligation to purchase 300,000 shares of Preferred Stock, and 10,000 shares of Common Stock issuable to Golden Eagle Partners, a creditor of the Company. See "Use of Proceeds," "Capitalization" and "Underwriting."

                           FORWARD-LOOKING STATEMENTS

        This Prospectus contains "forward-looking" statements regarding potential future events and developments affecting the business of the Company. Such statements relate to, among other things, (i) competition for customers for its products and services; (ii) the uncertainty of developing or obtaining rights to new products that will be accepted by the market and the timing of the introduction of new products into the market; and (iii) other statements about the Company's role in the online services industry.

        The Company's ability to predict the results or the effect of any pending events on the Company's operating results is inherently subject to various risks and uncertainties, including: competition for users of the Company's products and services; the risks of doing business via the Internet; the uncertainty of developing or obtaining rights to new products and services that will be accepted by the market; and the effects of government regulations on the Company's business. Actual results in all likelihood will differ from those projected in the forward-looking statements included in this Prospectus, and such differences may be material.

                                  RISK FACTORS

        The Common Stock offered hereby involves a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. The following risk factors should be considered carefully, in addition to the other information contained in this Prospectus, in evaluating the Company and its business prospects and an investment in the Common Stock.

RISKS RELATED TO THE COMPANY

Development Stage Company; Limited Operating History; Significant Cumulative Operating Losses; Auditor Report Modification for Going Concern

        The Company was formed on July 16, 1996 and is the successor by merger (the "Merger") to Coupons Online, L.L.C. ("COL") which was formed in December 1994. See "Certain Transactions - The Merger." Since its formation, the Company has been in the development stage and its activities have been primarily limited to developing and promoting Coupons Online(TM) and i-Value(sm), its online targeted incentive distribution programs (collectively, the "Programs"). For a more complete description of the Programs, see "Business."

        From inception through the date hereof, the Company has generated funds primarily through the sale of its securities and debt financing transactions. The auditor's report includes a modification that indicates that the Company's dependence on outside financing, negative working capital and losses since inception raise substantial doubt about the Company's ability to continue as a going concern. See "Financial Statements." Since its inception, the Company has not generated any revenues from operations. For the years ended December 31, 1995 and December 31, 1996 and for the nine months ended September 30, 1997, the Company incurred net losses of $747,560, $3,314,094 and $6,811,065 (unaudited), respectively. From its inception on December 16, 1994 through September 30, 1997, the Company has incurred an accumulated deficit of $10,889,861 (unaudited). Operating losses are anticipated to continue through at least December 31, 1998. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." Accordingly, the Company has an extremely limited operating history upon which an evaluation of the Company's prospects can be made. The Company's prospects must be considered in light of the risks, expenses and difficulties encountered by a development stage company. There is currently no basis upon which to assume that the Company's products and services will prove financially profitable or generate more than nominal operating revenues. Until sufficient cash flow is generated from operations, the Company will have to utilize its capital resources or external sources of funding, if available, to satisfy its working capital needs and/or to make the required payments on the Company's outstanding indebtedness. See "Need for Additional Financing." There can be no assurance that the Company will be able to continue to sell additional equity securities or enter into additional debt financings. If the Company fails to generate increased revenues and/or fails to sell additional securities, investors may lose all or a substantial portion of their investment.

Need for Additional Financing

        In addition to the proceeds of this Offering, the Company anticipates that it will need significant additional financing to support its operations and satisfy its working capital needs. As of September 30, 1997, the Company had a working capital deficit of $3,769,538 (excluding the $2,547,966 of principal and accrued interest outstanding of senior secured indebtedness of the Company, which was converted into 3,222,877 shares of Common Stock of the Company in November 1997). The amount of additional financing required to fund the Company's operations and working capital needs will depend upon the timing of the Company's expenditures to develop, test and introduce new products and the availability of cash flow from the Company's operations. Such financing may involve the issuance of debt or equity securities, or a combination thereof. Any additional equity financing may cause substantial dilution to the Company's book value per share and the ownership percentage of the Company's current stockholders. There can be no assurance that additional financing will be available to the Company at the times or on terms desirable to the Company, or at all. The failure of the Company to obtain such additional financing would require the Company to modify its business plan and would require the Company to cease operations and liquidate. It is likely that a liquidation by the Company would result in a total loss to the Company's stockholders.

No Assurance of Protection of Patents and Proprietary Technology

        The Company's success may depend in part on its ability to obtain patent protection for its technology, to preserve its trade secrets and to operate without infringing on the proprietary rights of third parties. While none of the Company's technology is patented, the Company has applied for a patent entitled "Method and Distribution of Product Redemption Coupons." The Company believes it will use the technology that is the subject of this patent application to distribute coupons and/or other promotional vehicles to consumers via commercial online services and via the Internet. The Company may file additional patent applications as it deems appropriate. There can be no assurance that the patents applied for will be reviewed timely, that any patents will issue or that any patents issued will afford meaningful protection against competitors with similar technology or that any patents issued will not be challenged by third parties. The Company cannot be certain that others will not independently develop similar technologies, duplicate the Company's technologies or design around the Company's technologies, whether or not patented. At any point in time, the Company may not have sufficient resources to maintain a patent infringement lawsuit should anyone be found or believed to be infringing upon its patents, if any. There also can be no assurance that the technology ultimately used by the Company will be covered by any patent issued from its pending patent application or other patent applications which it may file. Many patents and patent applications have been filed by third parties with respect to online technology. The Company does not believe that its technology infringes on the patent rights of third parties. However, there can be no assurance that certain aspects of the Company's technology will not be challenged by the holders of such patents or that the Company will not be required to license or otherwise acquire from third parties the right to use certain technology. The failure to overcome such challenges or obtain such licenses or rights on acceptable terms could have a material adverse effect on the Company.

        Many of the processes and much of the know-how of importance to the Company's technology are dependent upon the skills, knowledge and experience of its technical personnel, consultants and advisors and such skills, knowledge and experience are not patentable. To help protect its rights, the Company requires employees, significant consultants and advisors with access to confidential information to enter into confidentiality agreements with the Company. There can be no assurance, however, that these agreements will provide adequate protection for the Company's trade secrets, know-how or proprietary information in the event of any unauthorized use or disclosure. There can be no assurance that the Company will be able to obtain a license for any technology that it may require to conduct its business or that, if obtainable, such technology can be licensed at a reasonable cost. The cost of obtaining and enforcing patent protection and of protecting proprietary technology may involve a substantial commitment of the Company's resources. Any such commitment may divert resources from other areas of the Company. The Company may be required to license or sublicense certain technology or patents in order to commence or continue operations. There can be no assurance that the Company will be able to obtain any necessary licenses or to do so on satisfactory terms. In addition, the Company could incur substantial costs in defending itself against suits brought by other parties for infringement of intellectual property rights. See "Business - Patents and Proprietary Rights."

Competition

        The Company faces significant competition from many consumer promotion and advertising companies which compete, directly or indirectly, for consumer advertising and promotion business from advertisers and for consumers' time and attention. Many of these advertising and promotion companies have longer operating histories, greater market presence, and substantially greater financial and other resources than the Company. Many of these companies, including Catalina Marketing Corporation, Money Mailer, Val-Pak Direct Marketing Systems and Interactive Coupon Network, have initiated or are planning to initiate programs and services involving the Internet. Additionally, the Internet is a relatively new format upon which retailers and consumers conduct business. As the Internet evolves and consumers gain greater confidence in the Internet and other means of electronic commerce, it is likely that competition will increase. Accordingly, there can be no assurance that competition will not increase from existing competitors, that established or new companies will not enter the market, that competitors will not offer comparable products and services at lower prices than the Company, or that the Company will be able to compete successfully with such existing or new competitors.


Significant Indebtedness

        The Company currently has significant indebtedness in the aggregate principal amount of approximately $6,100,000, $4,500,000 of which constitutes short-term notes and accrued interest thereon, and approximately $1,600,000 of which consists of past due accounts payable as of December 19, 1997. The Company intends to use a portion of the net proceeds from this Offering to repay all such indebtedness. See "Use of Proceeds."

Reliance on Key Personnel

        The Company is dependent upon the continuing services of its executive officers, particularly Michael A. Clark, its President and Chief Executive Officer and Richard F. Davey, its Vice President and Chief Technology Officer and certain other key employees. The Company is also dependent upon certain other officers who possess specialized knowledge and experience relating to the Company's technology, markets and sales. The Company does not presently maintain or intend to obtain key-man insurance on any of its executive officers. There can be no assurance that such individuals will continue their relationship with the Company. In the event that any of these individuals terminate their relationship with the Company or otherwise cease to be affiliated with the Company and acceptable replacements are not identified, there could be a material adverse effect on the Company's business and prospects. See "Business Executive Compensation - Employment Agreements and Other Matters." Additionally, there can be no assurance that suitable replacements could be hired without the Company incurring substantial additional costs, or at all. The success of the Company is also dependent upon its ability to attract and retain highly qualified technical, managerial and marketing personnel. The Company faces competition for such personnel from other entities, many of which have significantly greater resources than the Company. There can be no assurances that the Company will be able to recruit and retain such personnel.

Dependence on Third Party Providers

        The Company has historically been, and in the future will be, dependent on unaffiliated service providers to carry out its business plan. In connection therewith, the Company has entered into an agreement with DMR Trecom, Inc. ("Trecom") to develop core software for the Company and perform the Company's initial systems integration. The development and integration of the Company's core software and operating systems is crucial to the financial viability of the Company. In June 1997, in response to the Company's failure to satisfy certain invoices of Trecom for services rendered to the Company, Trecom discontinued work on the Company's software. Trecom recommenced such work following execution of an agreement pursuant to which the terms of payment were restructured. A failure by Trecom to develop such core software and/or to complete the Company's initial systems integration on a timely basis, or at all, or any failure by other significant third party service providers to provide required services, could have a material adverse effect on the business and prospects of the Company. See "Financial Statements; Business - General."

Rapid Technological Changes

        The online services industry is subject to rapid and significant changes in technology. Such changes could lead to new products and services that compete with Coupons Online(TM) or other products proposed to be offered by the Company or could lower the cost of current competing products and services to the point where the Company's products and services could become non-competitive and the Company could be required to reduce the prices of its services. While the Company is not aware of any technology changes that would materially affect the attractiveness and effectiveness of its proposed products and services, the effect of technological changes on the business of the Company cannot be predicted. In the event that the Company is unable to continue to upgrade its products and services, it will be unable to provide the types of products and services demanded by consumers of online services.

Government Regulation

        The Company's operations are subject to various federal, state and local laws and the supervision of various regulatory authorities, including the Federal Trade Commission, with respect to the Company's advertising and promotion services, and the Federal Communications Commission and individual state utility commissions, with respect to those elements of the Company's operations which involve telecommunications. Based on current laws and regulations, the Company does not believe there are any legal or regulatory impediments to the Company's operations as presently contemplated. However, applicable legal and regulatory environments are subject to change and there can be no assurance that future federal, state and local laws and/or regulations will not be enacted which would have a material adverse effect on the Company's business.

RISKS RELATED TO THE OFFERING

Arbitrary Determination of Offering Price

        The offering price of the Common Stock has been determined solely by negotiation between the Company and the Underwriter. In determining the offering price, the Company and Underwriter considered, among other things, estimates of the business potential of the Company and the relative capabilities of the management of the Company. The offering price does not necessarily bear any relationship to assets, book value, net worth or earnings history of the Company or other investment criteria. The offering price of the Common Stock should not necessarily be considered an indication of the actual value of the Company's securities. See "Underwriting."

Lack of Public Market; Possible Volatility of Stock Price; No Assurance that Listing on NASDAQ SmallCap will be Approved or Maintained

        Prior to this Offering there has been no public market for the Common Stock of the Company and there can be no assurance that an active trading market will develop or be sustained after this Offering. See "Underwriting." The market prices of securities of emerging growth companies have historically been highly volatile. Factors having a significant effect on the market price of the Common Stock include fluctuation in the Company's operating results, announcement of technical innovations or new commercial products by the Company or its competitors, governmental regulation, developments in patent or other proprietary rights, developments in the Company's relationships with current or future collaborative partners and general market conditions.

        An application is being prepared and will be made to have the Common Stock approved for quotation on the SmallCap. The National Association of Securities Dealers, Inc. ("NASD") has recently enhanced the requirements for both initial and continued listing on the SmallCap. Accordingly, there can be no assurance that the NASD will approve the Company's application for initial listing on the SmallCap or that the Company will meet the requirements to maintain its listing on the SmallCap. In either of these situations, the development of a public market for the Company's Common Stock will be greatly delayed as its only alternative will be to initiate quotations of the Company's Common Stock in the OTC Bulletin Board Service, the NQB Pink Sheets, or another comparable quotation medium.

Dividends

        No assurance can be given that the proposed operations of the Company will be profitable. No dividends have been paid by the Company since inception and the payment of dividends on the Common Stock is not contemplated in the foreseeable future. The payment of future dividends will be directly dependent upon the earnings of the Company, its financial needs and other similarly unpredictable factors. Earnings, if any, are expected to be retained to finance and develop the Company's business. See "Market Price and Dividends on the Common Stock and Related Stockholder Matters."

Immediate Substantial Dilution

        Investors who purchase shares of Common Stock in this Offering will experience an immediate and substantial dilution in the net tangible book value per share of the Common Stock of $4.47 per share, approximately an 89% decrease from the assumed public offering price of $5.00 per share. See "Dilution."

Control by Stockholders; Anti-Takeover Effect of Bylaws

        Prior to this Offering, as of the date of this Prospectus, executive officers and directors of the Company and other significant stockholders own approximately 59.9% of the issued and outstanding shares of Common Stock. Accordingly, if such persons act together they will be able to control the Board of Directors and to direct the affairs of the Company. Following the consummation of this Offering, as of the date of this Prospectus, executive officers and directors of the Company and other significant stockholders will own approximately 48.9% of the issued and outstanding shares of Common Stock. Accordingly, these persons, if they act together, will be able to exert significant influence over the Board of Directors and the direction of the affairs of the Company.

        The Company's Bylaws contain certain provisions which may be deemed to have an anti-takeover effect and may discourage takeover attempts not first approved by the Board of Directors (including takeovers which some stockholders may deem to be in their best interests). These provisions could delay or frustrate the removal of incumbent directors or the assumption of control by an acquirer, even if such removal or assumption of control would be beneficial to stockholders. These provisions also could discourage or make it more difficult to consummate a merger, tender offer or proxy contest, even if such events would be beneficial, in the short term, to the interest of stockholders. These provisions include a classified Board of Directors serving staggered three-year terms and the ability of the Board of Directors to issue and determine the terms of preferred stock.

Shares Eligible for Future Sale

        Sales of substantial amounts of Common Stock in the public market, if any, or the prospect of such sales could materially adversely affect the market price of the Common Stock, depending on the timing of such sales. Additionally, sales of shares of Common Stock issuable upon conversion or exercise of securities convertible into or exercisable for Common Stock may effect a dilution of the book value per share of Common Stock. For a description of the Company's shares of Common Stock eligible for future sale, see "Shares Eligible for Future Sale."

Possible Negative Effects of Preferred Stock

        The Company's Amended and Restated Certificate of Incorporation authorizes the issuance of Preferred Stock in one or more series and grants the Company's board of directors broad authority to determine the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of such series to the fullest extent permitted by the laws of the State of Delaware. Upon the completion of this Offering, 22,500 shares of Series A Convertible Preferred Stock will be issued and outstanding, 277,500 shares of Series A Convertible Preferred Stock will be reserved for issuance, and 700,000 shares of Preferred Stock will remain authorized, undesignated and unissued. Accordingly, the Company's board of directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of Common Stock. Although there is no present intention to issue any shares of the Company's Preferred Stock, there can be no assurance that the Company will not do so in the future. See "Description of Capital Stock - Preferred Stock."

Broad Discretion Over Use of Proceeds

        Approximately $6,100,000 of the estimated net proceeds of this Offering will be used to repay short term promissory notes, including the interest accrued thereon, and repayment of commercial accounts payable. The remaining $4,040,000 of estimated net proceeds of this Offering will be used for working capital purposes. The Company has provided an estimate of its expected needs and anticipated uses of the proceeds based upon its current plans and certain assumptions. If these plans or assumptions change, the Company reserves the right to modify or reallocate its use of these proceeds. Accordingly, the Company will have broad discretion as to the application of such proceeds. See "Use of Proceeds."

                                 USE OF PROCEEDS

        The net proceeds to the Company from the sale of the 2,400,000 shares of Common Stock offered hereby, at an assumed initial public offering price of $5.00 per share, and after deducting underwriting discounts, commissions and expenses of $1,560,000, and other expenses of the Offering in the amount of $300,000, are estimated to be approximately $10,140,000 ($11,706,000 if the Underwriter's over-allotment option is exercised in full). At this time, the Company plans to use the net proceeds of this Offering as follows:

Repayment of Short Term Promissory Notes, including interest.............................................$4,500,000
Repayment of Commercial Accounts Payable.................................................................$1,600,000
Working Capital Purposes:
                           Research and Development           $1,131,000
                           Sales and Marketing                $1,455,000
                           Systems and Operations             $  444,000
                           General and Administrative         $  566,000
                           Capital Expenditures               $  444,000
                                                              -----------
                                                                                                         $4,040,000
                                                                                                         ----------

TOTAL...................................................................................................$10,140,000
                                                                                                        ===========


See "Management's Discussion and Analysis of Financial Condition and Results of Operations." Pending its use for the foregoing purposes, the Company intends to invest the proceeds of the Offering in investment grade short-term, interest-bearing obligations.

        The allocation of net proceeds set forth in the table above represents the Company's current estimates of its anticipated needs and is based upon its current plans and certain assumptions. If any of these factors or assumptions change, the Company reserves the right to reallocate some or all of the proceeds within the above-listed categories or use all or portions thereof for other purposes. See "Risk Factors - Broad Discretion in Application of Proceeds."

        The proposed repayment of short-term promissory notes relates to the following:

        1. Promissory notes (the "Notes") in the aggregate principal amount of $4,025,000 that were sold in two separate debt/equity financing transactions which the Company completed in October and early December 1997. The Notes are unsecured subordinated obligations of the Company which accrue interest at the rate of 10% per annum (upon the occurrence of an event of default, the interest rate increases to 15%). All principal and accrued interest due and payable on the Notes is payable in full on the earlier of (i) the one year anniversary of their date of issuance and (ii) five days after the consummation by the Company of any of the following transactions which provide gross proceeds to the Company of at least $3,000,000: (a) the Offering, (b) an offering of the Company's capital stock, (c) the sale of all, or a portion, of the Company's assets or (d) the licensing of all, or a portion, of the Company's intellectual property rights to a third party. The proceeds of these financings were used to pay past due accounts payable and to satisfy other working capital requirements.

        2. A promissory note in the principal amount of $250,000 that relates to a senior secured loan made by Golden Eagle Partners ("Golden Eagle") to the Company on June 17, 1997. The promissory note accrues interest at the rate of 10% per annum (upon the occurrence of an event of default, the interest rate increases to 15%). All principal and accrued interest due and payable on the promissory note is payable in full within five business days of the Company's receipt of proceeds from this Offering. In exchange for Golden Eagle's agreement to release any conversion and registration rights it had under its Loan and Security Agreement, the Company has agreed to issue 10,000 shares of its Common Stock to Golden Eagle at the time it repays the principal amount and accrued interest due under the promissory note.

                        MARKET PRICE AND DIVIDENDS ON THE
                  COMMON STOCK AND RELATED STOCKHOLDER MATTERS

        There currently is no trading market for the Common Stock. As of December 19, 1997, there were approximately 250 record holders of the Common Stock.

        The Company has never paid any dividends on the Common Stock and anticipates that for the foreseeable future all earnings, if any, will be retained for the operation and expansion of its business. Accordingly, the Company does not anticipate paying any cash dividends in the foreseeable future. See "Risk Factors-Risks Related to the Offering-Dividends."

                                 CAPITALIZATION

        The following table sets forth the total capitalization of the Company at September 30, 1997 and the as adjusted capitalization at September 30, 1997 assuming the conversion of notes payable to Common Stock amounting to 3,222,877 shares, the issuance of 190,200 shares of Common Stock to a creditor of the Company in exchange for entering and forbearing on the collection of a loan, borrowings of $4,025,000 and the issuance of 402,500 shares of Common Stock as a borrowing cost in October, November and December 1997, repayment of an aggregate of $5,020,000 of notes and loans payable including accrued interest thereon, receipt of proceeds from the issuance of $225,000 of Preferred Stock and the sale of the 2,400,000 shares of Common Stock offered hereby at the assumed public offering price of $5.00 per share net of Offering costs of $1,860,000. See "Use of Proceeds."

                                                                                                September 30, 1997
                                                                                        --------------------------------
                                                                                        Actual               As Adjusted
                                                                                        ------               -----------
Notes and loans payable (inclusive of accrued interest)                                 $3,773,213        $      --

Stockholders' equity

      Preferred Stock, par value $.001 -
            1,000,000 shares authorized, 0 actual, and 22,500 as
            adjusted, respectively, issued and outstanding                                      --                    23

      Common stock, par value $.001 -

            24,000,000 shares authorized, 6,870,429 actual, and 13,086,006 as adjusted, respectively, issued, issuable and
            outstanding                                                                      6,870                13,086

Additional paid-in capital                                                               5,255,483            18,975,445

Deficit accumulated during the development stage (1)                                   (10,889,061)          (12,035,404)

Total stockholders' equity (deficit)                                                    (5,627,508)            6,953,150

Total capitalization                                                                    (1,854,295)            6,953,150


(1) Includes prepaid financing fees assumed to be expensed upon the repayment of certain notes and loans payable and interest incurred on such notes and loans payable from September 30, 1997 until the expected date of repayment, which approximates the date of the consummation of the public offering.

(2) Does not include 2,576,500 shares of Common Stock issuable upon exercise of outstanding options and warrants, 150,000 shares of Common Stock issuable to Rozel International Holdings Limited upon the satisfaction of an obligation to purchase 300,000 shares of Preferred Stock, 10,000 shares of Common Stock issuable to Golden Eagle Partners, a creditor of the Company, and the Underwriter's over-allotment option.

                                    DILUTION

        The net tangible book value (deficit) of the Company at September 30, 1997 was ($5,642,479), or ($.82) per share of Common Stock. Net tangible book value per share is determined by subtracting total liabilities from total assets less intangible assets of $4,971 and prepaid expenses of $10,000, divided by the number of outstanding shares of Common Stock. Assuming the conversion of notes payable to Common Stock amounting to 3,222,877 shares, the issuance of 190,200 shares of Common Stock to a creditor of the Company in exchange for entering and forbearing on the collection of a loan, repayment of an aggregate of $5,020,000 of notes and loans payable including accrued interest thereon, receipt of proceeds from the issuance of $225,000 of Preferred Stock, and 2,400,000 shares of Common Stock offered hereby had been sold by the Company at the initial public offering price of $5.00 per share, the net tangible book value of the Company at that date (after deducting estimated underwriter's discounts and commissions and other offering expenses of $1,860,000) would have been $6,968,121 or $.53 per share. This represents an immediate increase in net tangible book value per share of $1.35 to the existing stockholders and an immediate dilution of $4.47 per share to the new investors as illustrated in the following table:

Assumed public offering price per share                                                                       $5.00

        Net tangible book value (deficit) per share before Offering                            ($.82)

        Increase per share attributable to new investors                                        1.35
                                                                                              ------

Pro forma net tangible book value per share after Offering                                                      .53
                                                                                                            -------

Immediate dilution to new investors                                                                           $4.47
                                                                                                              =====



        The following table summarizes on a pro forma basis as of September 30, 1997, the number of shares of Common Stock issued by the Company, the total consideration received by the Company and the average price per share paid by existing stockholders and to be paid by purchasers of the Common Stock offered hereby (before deducting offering expenses and underwriting discounts and commissions) at an assumed offering price of $5.00 per share.



                                             Shares Purchased                     Total Consideration                 Average Price
                                                                                                                      Per Share
                                     Number               Percent          Amount               Percent
Existing common stockholders (1)..... 10,686,006           81.7%            $6,344,391           34.6%                 $    .59
New investors.......................   2,400,000           18.3             12,000,000           65.4                     $5.00 (2)
                                      ----------          -------          ----------           -----                   ---------

  Total.............................  13,086,006           100%            $18,344,391          100%                     $ 1.40
                                      ==========           =====           ===========          =====                    ======

---------------------------
(1) Includes 4,415,577 shares of Common Stock issued subsequent to September 30, 1997.
(2)  Assumed initial public offering price of $5.00 per share.

                             SELECTED FINANCIAL DATA

        The selected financial data presented below for each of the periods ended December 31, 1994, 1995 and 1996 have been derived from the Company's audited financial statements. The financial data for the periods ended September 30, 1997 and 1996 have been derived from financial statements which have not been audited, but which, in the opinion of management, include all adjustments necessary for a fair presentation of such data. The results of operations for the nine months ended September 30, 1997 are not necessarily indicative of the results for the full year. The selected financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Financial Statements."

                                                     Year Ended December 31,    Nine Months Ended September 30,
                              December 16, 1994      ----------------------      -----------------------------   December 16, 1994
                             (inception) through                                                                (inception) through
                              December 31, 1994       1995            1996            1996            1997       September 30, 1997
                              -----------------       ----            ----            ----            ----        -----------------
                                                                                            (Unaudited)               (Unaudited)
Statement of Operations
   Operating Expenses
     Compensation and           $       --      $    131,174    $    742,545    $    374,737    $  1,957,371        $  2,831,090
         related expenses
     Professional fees                  --            38,436         399,356         325,945         226,290             664,082
     Advertising                        --           236,775         219,760          10,965         777,058           1,233,593
     Consulting                         --             9,492         869,693         164,566         480,491           1,359,676
     Research and
         development
         expenses                       --           142,224         809,491          75,365       1,898,258           2,849,973
     Depreciation and
         amortization                   --             7,570          13,148           5,500         125,030             145,748
     Other general and
         administrative               17,142         181,274         262,529          41,296         626,229           1,087,174
                                ------------    ------------    ------------    ------------    ------------        ------------
     Loss from Operations            (17,142)       (746,945)     (3,316,522)       (998,374)     (6,090,727)        (10,171,336)
     Interest Income                    --             1,405           4,953           4,841            --                 6,358
     Interest Expense                   --            (2,020)         (2,525)         (2,525)       (157,338)           (161,883)
     Financing Fees                     --              --              --              --          (523,000)           (523,000)
                                ------------    ------------    ------------    ------------    ------------        ------------
     Net Loss                   $    (17,142)   $   (747,560)   $ (3,314,094)   $   (996,058)   $ (6,811,065)       $(10,889,861)
                                ============    ============    ============    ============    ============        ============
   Net Loss Per Share Data
     Net loss per common
         and common
         equivalent shares                                                                      $       (.63)
                                                                                                ============
     Weighted average number
         of common and
         common equivalent
         shares outstanding used
         in the computation                                                                       10,870,861
                                                                                                  ==========
   Pro forma Information
         (Unaudited)
     Net Loss                        (17,142)       (747,560)     (3,314,094)
     Pro forma Tax Provision              --              --              --
                                ------------    ------------    ------------

                                                   Year Ended December 31,     Nine Months Ended September 30,
                             December 16, 1994     -----------------------     -------------------------------   December 16, 1994
                            (inception) through                                                                 (inception) through
                             December 31, 1994      1995             1996          1996           1997           September 30, 1997
                             -----------------      ----             ----          ----           ----           ------------------
                                                                                       (Unaudited)                (Unaudited)
     Pro forma Net Loss           (17,142)        (747,560)      (3,314,094)
                                  ========        ========       ==========
     Net Loss Per Share Data
     Net loss per common and
         common equivalent
         shares                                                 $     (.42)
                                                                ===========
     Weighted average number
         of common and
         common equivalent
         shares outstanding used
         in the computation                                       7,924,083
                                                                ===========



                                        December 31, 1995            December 31,1996             September 30, 1997
                                        -----------------            ----------------             ------------------
                                                                                                      (Unaudited)
Balance Sheet Data
  Cash and cash equivalents                 $   2,407                     $299,351                    $     26,391
  Working capital (deficit)                  (306,910)                    (792,841)                     (3,769,538)
  Total assets                                 29,615                      794,592                         747,879
  Total liabilities                           309,317                    1,099,684                       6,375,387
  Notes payable and accrued interests              --                           --                       3,773,213
  Stockholders' deficit                      (279,702)                    (305,092)                     (5,627,508)


                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        The following discussion of the results of operations and financial condition of the Company should be read in conjunction with the financial statements, including the notes thereto, of the Company contained elsewhere in this Prospectus.

        The Company was formed on July 16, 1996 for the purposes of merging with COL and developing and marketing online coupons. See "Certain Transactions - Organization of the Company." The business and assets of COL were acquired by the Company through merger on September 19, 1996. See "Certain Transactions - The Merger." The Company is in the development stage. See "Business."

        Twelve Months Ended December 31, 1996 Compared to the Twelve Months Ended December 31, 1995. The Company did not generate any revenues in 1996 or 1995. The Company was operated as a limited liability company until its restructuring as a Delaware corporation in September 1996. The Company's principal focus in 1995 was business concept development and activities associated with raising capital. The Company continued to focus on these principal activities in 1996 until the restructuring and infusion of capital in September 1996. Subsequent to the restructuring, the Company commenced business planning, market research, product development, sales and marketing, and operational infrastructure building activities.

        The Company incurred a net loss of $3,314,094 in 1996 compared to a net loss of $747,560 in 1995. This $2,566,534 increase in net loss was primarily attributable to the costs associated with the restructuring and the commencement of product and market development activities. Ninety-seven percent of the total increase in net loss can be accounted for by increases in four categories of operating expenses, as follows:

         Compensation and related expenses increased from $131,174 in 1995 to $742,545 in 1996, representing additional payroll costs related to the implementation of a management team and an operational infrastructure.

        Professional fees increased from $38,436 in 1995 to $399,356 in 1996, primarily due to the restructuring and related capital raising activities.

        Consulting expenses increased from $9,492 in 1995 to $869,693 in 1996, primarily reflecting implementation of the Company's strategy of outsourcing certain marketing functions in order to focus internal efforts on product development and to reduce initial infrastructure requirements.

        Research and development expenses increased from $142,224 in 1995 to $809,491 in 1996 due to the commencement of product development activities.

        Nine Month Period Ended September 30, 1997 Compared to Nine Month Period Ended September 30, 1996. There were no revenues for the nine months ended September 30, 1997, nor were any revenues generated during the same period of 1996.

        The Company initiated commercial operation of its first product and service, Coupons Online(TM), in mid-July 1997 and believes it will recognize its first revenues during the quarter ending March 31, 1998. As the Company is in the early stage of commercial operations with respect to its first product, management does not believe it is possible to draw conclusions from these results with respect to future revenue potential of its products. See "Business." The Company incurred a net loss of $6,811,065 during the nine months ended September 30, 1997, compared to a net loss of $996,058 for the comparable period in 1996. This $5,815,007 increase reflects primarily the change in focus from concept development to actual product and business development and charges to earnings taken as a result of certain restructuring activities. See "Business
- Program Development."

        Compensation and related expenses increased from $374,737 during the nine months ended September 30, 1996 to $1,957,371 during the nine months ended September 30, 1997 as the Company increased staffing levels from 8 full-time employees to 20 full-time employees in order to commence product development, marketing and sales activities.

        Professional fees decreased from $325,945 during the nine months ended September 30, 1996 to $226,290 during the nine months ended September 30, 1997 primarily due to the accounting and legal fees incurred in 1996 related to restructuring and capital raising activities that occurred in September 1996.

        Consulting expenses increased from $164,566 during the nine months ended September 30, 1996 to $480,491 during the nine months ended September 30, 1997, primarily reflecting continued implementation of the Company's strategy of outsourcing certain marketing functions in order to focus internal efforts on product development and to reduce initial infrastructure requirements.

        Advertising expenses increased from $10,965 during the nine months ended September 30, 1996 to $777,058 during the nine months ended September 30, 1997. This increase was due to the initiation of advertising and promotional campaigns to support the introduction of the Company's products, the first of which, Coupons OnlineTM, commenced commercial operations in July 1997.

        For the nine months ended September 30, 1997, the Company incurred $1,898,258 in research and development expenses compared to $75,365 for the same period in 1996. The Company intends to continue to devote significant funds to research and development activities and believes that incurring these expenses will be necessary in order for the Company's products and services to successfully compete in its markets, each of which is characterized by rapid technological change. Interest expense increased to $157,338 for the period ended September 30, 1997 from $2,525 for the comparable period in 1996, reflecting the Company's use of various forms of debt financing to fund its development and operations. During the nine months ended September 30, 1997, the Company incurred $563,000 in stock based financing fees related to the issuance of an aggregate of 330,200 shares of Common Stock to various lenders as an inducement for them to either enter into or forbear on the collection of various loans which were made to the Company.

        As of September 30, 1997, the Company had an accumulated deficit of $10,889,861. The Company believes approximately $8,010,000 of this amount will be available to offset future taxable income, if any. See Note 5 to the Company's financial statements included herein. The Company anticipates that it will continue to incur significant net operating losses for the remainder of 1997 and through 1998.

Coupons Online L.L.C.

        COL was formed on July 16, 1994 and ceased operations on September 19, 1996 upon its merger into the Company. COL's objective was to develop and commercialize an approach to delivering coupons via various online networks such as America OnLine, CompuServe and Prodigy.

        COL did not generate any revenues during that period and incurred net losses of $1,749,138, principally from activities associated with testing its concept, defining its business development requirements and plans and seeking capital. When it ceased operations on September 19, 1996, COL had an accumulated deficit of $1,749,138.

Changes in Financial Position, Liquidity and Capital Resources

        The funds utilized to sustain the Company's developmental activities and initial commercial operations have been obtained principally through the sale of the Company's Common Stock, as well as related and third-party debt transactions. During the period from January 1, 1997 through September 30, 1997, the Company received an aggregate of $590,000 in gross proceeds through the sale of 295,000 shares of Common Stock in private offerings.

        As of September 30, 1997, the Company had cash available of $26,391 for operating expenses and capital equipment purchases; however, at that date, the Company had accounts payable of $2,117,257, short-term debt of $1,216,000 and accrued expenses of $484,917.

        Since September 30, 1997, the Company has received gross proceeds of $4,025,000 in two separate debt/equity financing transactions that resulted in the issuance of an aggregate of 402,500 shares of Common Stock and the issuance of an aggregate of 402,500 Common Stock Purchase Warrants. The Company will use these funds to pay commercial accounts payable due and to fund continuing operations until such time as it receives the proceeds of this Offering. The Company intends to use the proceeds of this Offering to repay the short term notes related to the recent debt/equity financing transactions, to repay another short-term note having a principal balance of $250,000, and to pay its remaining commercial accounts payable due. See "Use of Proceeds."

        In November 1997, the Company converted an aggregate of $2,578,301 in notes payable and accrued interest into an aggregate of 3,222,877 shares of Common Stock.

        Beginning in late July 1997, the Company was unable to meet its payroll for a period of approximately six weeks. During this period, the Company laid off its employees and continued its operations at a minimal level with a volunteer staff. Subsequently, the Company re-hired its staff but lost three employees due to the uncertainty regarding the Company's ability to attract sufficient funding to continue operations. The Company believes that, although it lost momentum in its marketing efforts as a direct result of this interruption, there will be no long-term negative impact on the Company's prospects.

        Of the approximately $10,140,000 the Company expects to receive as net proceeds from this Offering, management expects that approximately $6,100,000 will be used to repay short term notes payable and commercial accounts payable due. Management intends to use the remaining net proceeds of approximately $4,040,000 as follows:

                 $1,131,000                      Research and Development
                 $1,455,000                      Sales and Marketing
                 $  444,000                      Systems and Operations
                 $  566,000                      General and Administrative
                 $  444,000                      Capital Expenditures

        Management has estimated that the net proceeds of this Offering, when combined with other financial commitments (See "Description of Capital Stock - Preferred Stock"), will be sufficient to meet the Company's cash requirements through at least December 31, 1998. However, operating revenues may fall short of, and expenses may exceed, the Company's projections. Because of the lack of a stable operating history on which to base projections, the unproven demand for the Company's products and services, and the volatile nature of the markets in which the Company is operating, the Company's projections may prove to be inaccurate. Moreover, the viability of the Company depends on the Company's ability to significantly expand its operations on a profitable basis. Due to the limited operating history of the Company, it is impossible to predict with any degree of certainty the extent to which the Company must expand its operations in order to become profitable. There can be no assurance that the Company will be able to sustain or expand its operations, that needed financing will be available on acceptable terms or at all, that the Company will not require further financing to sustain or expand its operations, or that the Company will become profitable in the future. See "Risk Factors - Risks Related to the Company - Development Stage Company; Limited Operating History; Significant Cumulative Operating Losses; Auditor Report Modification for Going Concern,""Risk Factors - Risks Related to the Company - Need for Additional Financing," "Use of Proceeds" and "Business."

        The Company's independent auditors stated in their report that the Company's net losses and the need for additional financing to implement its business plan and continue its operations raise substantial doubt about the Company's ability to continue as a going concern unless additional financing can be obtained through this Offering or from alternative sources. If the Company does not generate revenues sufficient to produce break-even cash flow during the period in which it attempts to fully implement its business plan, additional financing will be required. See "Risk Factors - Need For Additional Financing."

Effect of Inflation and Changing Prices

        The Company's limited operating history provides no experience regarding the impact of inflation on the conduct of its business. At present, the Company does not have long-term commitments for maintenance of its core software and systems nor does the Company have long-term contracts with customers for the use of its products and services. Accordingly, the Company's costs and projected revenues may fluctuate due to general inflation or changes in the specific competitive environments in which the Company operates. Additionally, the online services industry is generally characterized by rapid and significant changes in technology and does not have a long history which would enable reliable prediction of trends. The Company cannot predict its ability to pass along future development costs or operating cost increases to its customers.

                                    BUSINESS

General

        The Company is a development stage company which provides electronic commerce and database marketing services to Internet advertisers and publishers.

        The Company's first product, Coupons Online(TM), allows marketers to deliver targeted, secure coupons and other promotional incentives to consumers from Internet Web sites. Consumers use the Company's Web-browser plug-in software to access and print coupon offers from the Web site of netValue's clients. The Company's systems provide online targeting and validation for each consumer and coupon. In July 1997, the Company commenced commercial operations of its Coupons Online service.

        The Company's second product, i-Value(sm), is a service to which consumers will be able to subscribe to receive periodic "electronic packages" of incentives delivered to their personal computers. netValue provides client retailers with consumer software, targeting, validation and reporting services. Through this software and these services, promotional offers will be individually tailored to each consumer's product preferences and shopping habits. The Company expects to commercially launch its i-Value(sm) program in the second quarter of 1998. Coupons Online(TM), i-Value(sm) and any future products developed by the Company are referred to in this Prospectus as the "Programs."

        The Company expects its principal customers and sources of revenue to be national, regional and local retailers, manufacturers of consumer products, service providers and online publishers ("clients"). The Company expects that its revenues will be generated through a combination of software licensing, promotion set-up and transaction fees.

        In developing its products, the Company has obtained input from major retailers, product manufacturers, coupon clearing agents and online publishers. The Company believes that its products and services provide a faster and easier method than traditional alternatives (such as freestanding inserts and coupon mailers) for online consumers to receive meaningful values on the Internet and that its products provide a more cost-effective and secure means for marketers to distribute and track targeted consumer incentives. However, the Company has a limited operating history and little market experience and there can be no assurance that the Company's products and services will be attractive to current or future online consumers, that consumers will participate in the Programs at sufficient levels so as to be attractive to the Company's clients or that the Company will be able to attract and retain sufficient clients on terms favorable to the Company.

Program Development

        Background. The Company was incorporated in Delaware on July 16, 1996 and is the successor by merger to COL. For a more detailed description of the merger of COL into the Company (the "Merger"), see "Certain Transactions - The Merger." COL was formed in December 1994 for the purpose of developing and commercializing an approach to delivering coupons via various online networks such as CompuServe, America OnLine and Prodigy.

        Prior to the Merger, all of COL's resources were principally utilized for research and development activities including (i) conducting interviews with retailers, advertisers and coupon clearing companies in order to understand the market environment and product service attributes which might be attractive to potential customers, (ii) developing product and service specifications and initial prototypes, (iii) establishing relationships with online service providers, (iv) developing its business plans and models and (v) seeking additional development capital.

        Strategy. Responding to changes in technology and the rapid growth of consumer Internet use over the past two years, the Company has modified its business strategies to focus on the market for providing Internet promotion solutions for retailers, manufacturers and online publishers.

        During the next twelve months, the Company anticipates expanding commercial operations of its Coupons Online(TM) service and the commercial launch of its i-Value(sm) product. The Company expects to expend significant funds during such period in order to (i) complete its initial systems development, (ii) perform market research and (iii) build an appropriate infrastructure to support its planned commercial operations. The net proceeds of this Offering together with existing cash on hand are expected to be sufficient to finance these planned expenditures. Thereafter, there can be no assurance that the Company's current market activities will generate sufficient revenues and cash flow to fund the Company's planned operations. Therefore, the Company may need to seek additional financing. In connection with such financing, the Company may issue additional shares of Common Stock and/or Preferred Stock. Any such issuance may result in dilution of existing stockholders. Additionally, there can be no assurance that the Company will be successful in securing the required funding when needed, or at all, or that such capital investments will be on terms favorable to the Company or its current investors. In the event the Company cannot obtain additional funding on a timely basis, the Company may be forced to cease operations. See "Risk Factors--Need for Additional Financing."

        The Company currently has 23 employees and expects to hire approximately 30 additional employees during 1998 to support its expansion program.

Market

        According to industry sources, in 1996, combined advertising and promotion spending by retailers and product and service marketers totaled more than $240 billion, including approximately $5 billion spent by local area merchants and $7 billion spent to deliver over 300 billion coupons to U.S. consumers. However, while coupon issuance has been growing, the relative effectiveness of traditional coupons has been steadily declining with redemption levels declining from 6% to below 2% over the past 15 years. Similarly, the Company believes that the relative effectiveness of other forms of traditional mass media have also declined in recent years as the growth of new, more targeted media (e.g. cable, in-store) have continued to fragment consumer audiences into even narrower communities of interest.

        One new consumer communications medium which has demonstrated significant growth over the past several years is the World Wide Web portion of the Internet, in which consumers use personal computers and, most recently, television sets to access multimedia information and transact business. Since 1994, the base of consumers reportedly using the Internet has grown from 2 million to approximately 56 million in the third quarter of 1997. Given this potential of the Internet to effect highly targeted, one-on-one communications with individual consumers, numerous consumer marketers have been testing a variety of Web-based programs to advertise and promote their products and services. Internet spending by advertisers is projected to grow from an estimated $950 million annually in 1997 to more than $7 billion annually by the year 2002.

        The growth of the Internet as an advertising and promotion medium has been characterized by innovation, rapid technological change and business uncertainty. Very few Web-based ventures have achieved profitability and, since the majority have been in business for less than three years, it is not possible to draw reliable conclusions concerning such ventures' ability to sustain growth or their long term business viability.

Marketing and Sales Strategy

        Product Development and Management. The Company has developed its initial products and services to reflect the current state and direction of Internet advertising and promotion. Therefore, the Company has developed Coupons Online(TM) to reflect the market's need for a "pull" distribution promotion solution in which the consumer is visiting Web sites, sees an item of interest from a Client and wishes to receive and print a promotional offer. The Company has developed i-Value(sm) to address the current trend of "push" distribution solutions in which the consumer subscribes to regularly receive personalized content.

        The Company believes that its success will be directly related to (i) consumer willingness to use the Company's Programs to access Client promotions,
(ii) the Company's ability to attract and maintain Clients in its Programs and
(iii) the Company's ability to adapt quickly and appropriately to continuing advancements in Internet technologies and trends. Therefore, the Company intends to commit a significant portion of its resources to ongoing product and service development, as well as market research and product testing.

        Consumer Positioning Strategies. Although the Company does not market directly to consumers, its products and services are used by consumers to obtain promotional information from, and to transact business with, the Company's Clients. Therefore, an important part of the service delivered to the Company's Clients is the Company's know-how in respect of consumer promotion strategies, database marketing and computer interfaces. In designing its Programs, the Company has targeted both current and future Internet users with an emphasis on less technology-oriented consumers. By using familiar analogs (such as coupon clipping and organization), the Company's interfaces are designed to empower the consumer by being intuitive and easy to use.

        Additionally, the Company believes that consumer control over the privacy of personal information and the security of transactions conducted via computers and networks is, and will continue to be, an important and highly visible public issue and area of sensitivity for large numbers of consumers, particularly in respect of data based products and services. The Company believes that its privacy policy - that the Company will never give individual consumer-identified information to anyone, for any reason - is an important point of market differentiation and will likely play a prominent role in the positioning of the Company's products and services to Clients and consumers.

        Client Positioning and Sales Strategies. The Company is structuring its product development and management efforts to reflect three primary market segments of potential Clients: (i) retailers - including grocery, drug, mass merchandise and specialty retailers; (ii) product and service marketers - including consumer package goods manufacturers, durable goods manufacturers, entertainment and other service providers; and (iii) local area merchants independent retail and consumer service providers operating within a limited trading area. The Company believes that the benefits of its products and services, while largely applicable to each of these three segments, will require different positionings, pricing, promotion and sales channels in order to maximize the Company's sales opportunities.

        Based on the Company's belief that its products and services provide different value sets to each of its three target segments and that each represents a unique sales environment, the Company has established three distinct sales channels.

        o Product and Service Marketer Sales. The Company believes that product and service marketers are the most likely potential clients to immediately understand and implement the Company's targeted delivery services. Since promotional spending is generally divided between direct-to-consumer and trade promotion, the Company has established dual sales channels. Direct-to-consumer promotion, which is typically administered at a headquarters location, is handled by the Company's direct sales force. Trade promotion is handled through a revenue-sharing arrangement with retailers who are well-positioned to take advantage of existing relationships and trade practices.

        o Retailer Sales. The Company believes that this segment presents an excellent opportunity to immediately build upon retailers' existing relationships with product manufacturers and to provide targeted delivery for retailers based on their own purchase behavior databases arising out of card-based frequent shopper programs. By co-branding its Programs and sharing revenues with chain retailers, the Company believes it can leverage both the retailers' goodwill with consumers and the retailers' relationships with manufacturers. The Company has established its own sales force for this segment.

        o Local Area Merchant Sales. The Company believes that this segment holds significant long-term potential. Given the size and complexity of the sales and service infrastructure required to develop this segment, however, the Company has determined that its best strategy is to partner with organizations which already have established sales and service infrastructures and for which the incremental cost of representing the Company's products and services can be effectively offset by the incremental revenues attributable to those sales. Potential partners include newspapers, directories, search engines, direct mailers and content aggregators.

        Technology and Systems Strategies. The Company views the Internet as an extremely dynamic marketplace featuring rapidly evolving technologies and market approaches. Accordingly, the Company has developed core systems which are designed to provide secure, targeted delivery of consumer promotions which operate independently from Internet technology trends. For example, i-Value(sm) was initially conceived as a stand-alone software application residing on the consumer's personal computer which, when connected to the Company's Web site, would receive and store a package of targeted promotions. Given the recent emergence of "channels" and other "push" delivery technologies (whereby consumers subscribe to and automatically receive content), the Company is preparing to support this method of delivery for i-Value(sm) beginning in the second quarter of 1998.

Systems and Technology

         The systems and technology required to deliver the Company's products and services consist of three interrelated sub-systems: (i) Consumer Software;
(ii) Internet Communications and Online Database; and (iii) Targeting. The Consumer Software sub-system is a proprietary application which resides on each consumer's personal computer and provides connection, viewing, storage, and printing functions and controls. The Internet Communications and Online Database sub-system provides the interface between consumers and the Company's products and services. The Targeting sub-system maintains consumer profile and usage data and client promotional database and executes packaging of targeted promotions to individual consumers for distribution through the Online Database sub-system.

         In order to speed the time required to launch its test phase and to minimize the Company's initial infrastructure requirements, the Company has decided to hire independent contractors to develop and integrate its sub-systems as well as to conduct certain operational functions (e.g. DMR Trecom Systems, Inc. See "Risk Factors - Risks Related to the Company - Dependence on Third Party Providers"). Once its products and services become operational, the Company will determine which operational and development elements to bring in-house and an appropriate timetable for bringing such functions in-house. During the initial development cycle, the Company intends to maintain a modest development and operations staff to manage its external development resources.

Backlog

         Because the Company is in its development stage, it has no backlog and, given the nature of its primary business as a provider of on-line services, anticipates that no material backlog of the delivery of its products and services will develop in the near future.

Competition

         The Company faces significant competition from many consumer promotion and advertising companies which compete, directly or indirectly, for consumer advertising and promotion business from advertisers and for consumers' attention acceptance of promotional offers. Many of such advertising and promotion companies have longer operating histories, greater market presence, and substantially greater financial and other resources than the Company. Many of these companies, including Catalina Marketing Corporation, Money Mailer, Val-Pak Direct Marketing Systems and Interactive Coupon Network, have initiated or are planning to initiate programs and services involving the Internet. There can be no assurance that competition will not increase from existing competitors, that established or new companies will not enter the market, that pricing policies will not be undertaken by more established companies so as to erode the benefits of the Company's products and services, or that the Company will be able to compete successfully with such existing or new competitors.

Patent and Trademark Protection

         The Company has applied for a patent entitled "Method and Distribution of Product Redemption Coupons," which describes what the Company believes to be a proprietary process for executing its products and services, and has received an indication from the United States Patent and Trademark Office that certain of the claims of this application are allowable. Additionally, the Company has registered COUPONS ONLINE as a trademark, and intends to apply for federal registration of its trademarks and/or service marks I-VALUE, NETVALUE and the NETVALUE logo, and INTERNET MARKETING AND RESEARCH INSTITUTE. However, there can be no assurance that the patent, servicemark or trademark registrations applied for will be reviewed on a timely basis, that any patents, service marks, or trademarks will be granted and issued, that any patents, service marks or trademarks issued will afford meaningful protection against competitors with similar names, technology or services, or that any patents, service marks or trademarks issued will not be challenged by third parties. The Company believes it is the only company currently using its approach to the distribution of targeted, scannable, fraud-resistant incentives and that the service marks and trademarks applied for are currently unencumbered and available to the Company. See "Risk Factors - No Assurance of Protection of Important Patents and Proprietary Technology."

Employees

         As of December 19, 1997, the Company employed 23 full-time employees. These employees include ten operations and software development staff, ten marketing and sales staff and three finance and administration staff. None of the Company's employees is covered by collective bargaining agreements and the Company considers its relations with its employees to be satisfactory. However, in August 1997, as a result of financial uncertainty experienced by the Company in connection with its development, three employees left the Company.

Facilities

         Until December 1997, the Company's principal facilities consisted of approximately 9,287 square feet of office space in Stamford, Connecticut. The Company subleased these facilities under an agreement which expires on January 14, 1998, at a cost of $11,062 per month, including utilities. In October 1997, in final settlement of this lease agreement, the landlord agreed to apply $35,671 of the Company's security deposit to a rental arrearage and to accept payment of $30,713 for the remaining term of the lease.

         In November 1997, the Company signed a lease for its new executive offices located at 1960 Bronson Road, Building No. 2, Fairfield, Connecticut. The new offices consist of approximately 8,800 square feet. Under the lease, the Company is required to pay a monthly rental of $13,284 per month plus utilities, general liability insurance premiums for up to $5,000,000 of coverage, and the amount of any increases in operating expenses and real estate taxes up to 5% over the amounts paid for these expenses during the year ended June 30, 1998. The Company has assumed possession of the new office space and its obligation to pay rent under the lease commences on January 1, 1998. The lease expires on December 31, 2000.

Legal Proceedings

         In November 1997, Guild Concepts, Limited d/b/a The Guild Group ("Guild") filed an action against the Company in the United States District Court for the Southern District of New York alleging breach of contract and other claims related to services rendered by Guild to the Company in connection with the development of the Company's marketing plans and strategy. Guild seeks damages in the amount of $243,538 from the Company for the services allegedly provided. It is the Company's belief that the parties entered into an agreement in October 1997 whereby the repayment terms of the amounts due to Guild were extended until March 1, 1998. It is the Company's position that it has complied with the repayment terms set forth in this agreement including the repayment of $70,000 to Guild in October 1997. Accordingly, the Company believes it has meritorious defenses to Guild's complaint and intends to vigorously defend the claims asserted in this litigation.

         The Company, in the normal course of business, is also party to litigation relating to contract-related disputes. To date, all of these matters have related to amounts payable to trade creditors for services rendered. Management of the Company does not believe that any of these actions, either individually or in the aggregate, will have a material adverse effect on the Company's results of operations or financial condition.

Independent Accountants

         In August 1996, the Company engaged Ernst & Young LLP ("E&Y") to prepare an audit of the Company's financial statements for the year ended December 31, 1995 for the purpose of including such financial statements in a registration statement to be filed with the Commission. Such registration statement was never filed and accordingly, such audit was never completed. In September 1997, the Company and E&Y mutually agreed to end their relationship. Such decision was not based on any disagreement on any matter of accounting principles or the like.

         On September 15, 1997, the Company engaged LJ Soldinger Associates as its independent accountant.

                                   MANAGEMENT


Directors and Executive Officers

         The following table sets forth the name, age and position of each present executive officer and director of the Company.


Name                               Age     Position
----                               ---     --------
Michael A. Clark                   42      President and Chief Executive Officer, Secretary, Treasurer and Director

Craig W. Barnett                   33      Vice President - Local Market Administration, Director

David E. Brandkamp                 56      Vice President - Retail Sales, Director

Richard F. Davey                   51      Vice President and Chief Technology Officer, Director

Michael Cirillo                    49      Director
Steven B. Rosner                   46      Director
Edward J. Zobian                   26      Director of Investor Relations, Director


         Michael A. Clark has served as President, Chief Executive Officer and a Director of the Company since September 19, 1996. In addition, Mr. Clark provided consulting services to the Company consistent with those typically provided by a company's chief executive officer from June 1996 to September 18, 1996. From September 1994 until joining the Company, Mr. Clark was the principal of mc2, a consulting firm specializing in the development of strategic planning and marketing for emerging electronic media ventures. From April 1992 through September 1994, Mr. Clark served as President and Chief Executive Officer of TSS Ltd. ("TSS"), a company which owned and operated electronic promotional kiosks in chain retail stores until it ceased operations in September 1994. From July 1990 until joining TSS, he was Managing Director - Marketing for Citicorp POS Information Services ("Citicorp POS"), a provider of targeted marketing programs based on consumer purchase behavior data bases.

         Craig W. Barnett has served as a Director of the Company since September 19, 1996 and was appointed Vice President of Local Market Administration in December 1997. In December 1994, Mr. Barnett co-founded COL. Prior to founding COL, from April 1982 to January 1994, Mr. Barnett was a vice president of Alpha Omega Technologies, Inc., a food and medical products irradiation company, where he was responsible for international joint ventures. In connection with such position, Mr. Barnett designed and patented computer-controlled plants and related equipment.

         David E. Brandkamp has served as the Company's Vice President of Retail Sales since April 1997, and was elected a Director of the Company in December 1997. From August 1995 until joining the Company, Mr. Brandkamp was the Sales Director of Inter*Act, a company that distributed database targeted coupons through in-store kiosks. From October 1993 through July 1995, Mr. Brandkamp served as a National Account Executive for Advanced Promotion Technologies, a company that performed targeted coupon distribution through printers located in retail store checkout lanes. From April 1991 to July 1993, Mr. Brandkamp was a Regional Sales Director for VideOcart, a micromarketing media company.

         Richard F. Davey has served as the Company's Vice President and Chief Technology Officer since September 1996 and was elected a Director of the Company in December 1997. In addition, Mr. Davey provided consulting services to the Company consistent with those provided by a company's chief technology officer from August 1, 1996 to September 18, 1996. From July 1995 until joining the Company, Mr. Davey served as the Vice President of Technology for Inter*Act, a direct to consumer target marketing company using in-store kiosk technology. From February 1992 through June 1995, Mr. Davey served as the Director of Information Services for the law firm of Sullivan & Cromwell where he was responsible for their worldwide computer, network and voice systems. From October 1984 through January 1992, Mr. Davey served as a director of Citicorp POS, a database marketing company to national retailers and package good manufacturers, where he was responsible for the collection and storage of the consumer data.

         Michael Cirillo was elected a Director of the Company in December 1997. Mr. Cirillo has been a director of Aviation, Inc. since May 1997, has been the President of D.A.R. Group, Inc., a New York based investment banking firm, since 1995, and has been President of CBM Consultants, Inc., a New York based marketing and consulting firm since 1995. From 1987 to 1995, Mr. Cirillo was an officer and director of Flex Resources, a temporary and permanent employment firm based in New Jersey, which was a major contractor of employment services for the Resolution Trust Corporation and Fidelity National Bank.

        Steven B. Rosner was elected a Director of the Company in December 1997. Mr. Rosner is the sole shareholder of SLD Capital Corporation, which specializes in providing consulting and investment banking services. Previously, Mr. Rosner served as President of Centaur Financial Corporation an investment banking firm, from 1984 to 1996. He also serves as a director of several privately held corporations including Tradewinds, Inc. and Informatix, Inc. Also, Mr. Rosner was President and Director of Pacific Rim Entertainment from December 1996 to December 1997.

         Edward J. Zobian has served as Director of the Company since September 19, 1996. Since September 1997, Mr. Zobian has been employed by the Company as its Director of Investor Relations. From January 1995 until joining the Company, Mr. Zobian was employed by American Maple Leaf Financial Corporation ("AML"), the Company's investment advisor, as an associate responsible for serving as an intermediary between AML's clients and investment bankers, institutional investors and research analysts. From September 1990 through May 1994, Mr. Zobian attended Haverford College where he obtained a Bachelor of Arts degree in Economics.

         During the last five years, except as discussed below with respect to Mr. Clark, none of the Company's executive officers, directors, promoters or control persons has: (i) had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (ii) been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (iii) been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, commodities or banking activities; or (iv) been found by a court of competent jurisdiction (in a civil action), the Commission, or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, which judgment has not been reversed, suspended, or vacated.

         From April 1992 through September 1994, Mr. Clark served as the President and Chief Executive Officer of TSS which ceased operations in September 1994 after a general assignment for the benefit of creditors (a state insolvency proceeding similar to a federal bankruptcy proceeding).

Executive Compensation

         The following table sets forth certain information with respect to compensation paid or accrued by the Company during the year ended December 31, 1996 to the Company's Chief Executive Officers (the "Named Executive Officers"). During 1996, no executive officer's salary and bonus exceeded $100,000.


                                                                                                  Long-Term
                                                     Annual Compensation                     Compensation Awards
                  Name and                         -----------------------------            ---------------------
             Principal Position                     Salary                Bonus               Number of Options
             ------------------                     ------                -----               -----------------
Craig W. Barnett                                   $24,600(1)               0                         0
Chief Executive Officer from
January 1, 1996 through
   September 18, 1996

Michael A. Clark                                    $70,000                 0                     900,000(2)
President and Chief Executive Officer
from September 18, 1996 to Present


(1) Represents the amount paid to Mr. Barnett pursuant to the terms of his consulting agreement with the Company. See "Employment/Consulting Agreements."

(2) On September 18, 1996, Mr. Clark was granted options to purchase an aggregate of 350,000 shares of Common Stock. In December 1997, in connection with the amendment of Mr. Clark's employment agreement, the exercise price of 240,000 of such options was reduced, Mr. Clark was granted options to purchase an additional 550,000 shares of Common Stock, and Mr. Clark's annual salary was increased to $165,000 effective September 19, 1997. See "Employment/Consulting Agreements". All information contained in this Prospectus relating to Mr. Clark's options reflects such amendment. Of such options, (i) 110,000 have vested and are exercisable at a price of $.63 per share, (ii) 158,000 have vested and are exercisable at a price of $.80 per share and (iii) 158,000 will vest and become exercisable on each of September 19, 1998, 1999, 2000 and 2001 at prices of $4.00, $5.00, $6.00 and $7.00 per share, respectively.

         The following table contains information concerning the grant of stock options during Fiscal 1996 to the Named Executive Officers.

                        Option Grants in Last Fiscal Year

                                                                                        Potential Realizable Value
                                                                                         at Assumed Annual Rates
                                                                                        of Stock Price Appreciation
                                                     Individual Grants                        for Option Term (1)
                                                     -----------------                        -------------------
                                             % of Total
                                               Options
                                               Granted
                                                 to
                          Number of           Employees      Exercise
                           Options            in Fiscal         or
        Name               Granted              Year        Base Price       Expiration Date          5%               10%
        ----               -------         ------------     -----------      ---------------          --               ---
  Michael A. Clark         60,000             14.6%           $ .63        September 18, 2001      $346,200         $ 445,800
  Michael A. Clark         50,000             12.2%           $ .63        September 18, 2002      $304,000         $ 412,000
  Michael A. Clark         60,000(2)          14.6%           $6.00        September 18, 2002      $ 42,600         $ 172,200
  Michael A. Clark         60,000(2)          14.6%           $6.00        September 18, 2003      $ 63,000         $ 225,600
  Michael A. Clark         60,000(2)          14.6%           $6.00        September 18, 2004      $ 84,000         $ 284,400
  Michael A. Clark         60,000(2)          14.6%           $6.00        September 18, 2005      $106,200         $ 348,600

(1) Based upon the assumed public offering price for the Common Stock of $5.00 per share.

(2) The 240,000 options with an exercise price of $6.00 per share were repriced during 1997. See "Management-Employment/Consulting Agreements".


           The following table sets forth information regarding the number and value of options held as of the date hereof by each of the Named Executive Officers. Neither of the Named Executive Officers exercised options during Fiscal 1996.

                          Fiscal Year End Option Values


                                                                                    Value of Unexercised
                     Number of Unexercised Options                                  In-the-Money Options
                          at Fiscal Year End                                       at Fiscal Year End (1)
                     ------------------------------                         ------------------------------------
         Name                Exercisable            Unexercisable           Exercisable            Unexercisable
         ----                -----------            -------------           -----------            -------------
   Michael A. Clark             60,000                 290,000                $262,200                $218,500


(1) Based on the assumed public offering price of $5.00 for the Common Stock.


Board of Directors

         The Company's Bylaws currently provide that the authorized number of directors of the Company will be a variable number ranging from one to seven with the exact number to be fixed by the Board of Directors.

         The Board of Directors currently consists of seven members. Members of the Board of Directors hold office for a period of three years. The terms of the current directors are staggered as follows:

Class of 2000:             Michael A. Clark, David Brandkamp, Craig W. Barnett

Class of 1999:             Richard F. Davey, Steven B. Rosner

Class of 1998:             Michael Cirillo, Edward J. Zobian

        Each director holds office until his successor has been elected and qualified at the Annual Meeting of Shareholders held during the year in which his term expires. The Audit Committee of the Board of Directors consists of Michael A. Clark, Steven B. Rosner and Michael Cirillo. The Compensation Committee of the Board of Directors consists of Michael A. Clark, Steven B. Rosner and Michael Cirillo. The Nominating Committee of the Board of Directors consists of Michael A. Clark, Edward J. Zobian and Craig W. Barnett. The Pricing Committee consists of Michael A. Clark and Edward J. Zobian.

         Directors of the Company do not currently receive compensation for their services.

Employment/Consulting Agreements

         The Company has entered into the following employment agreements and consulting arrangements:

         Mr. Clark entered into an employment agreement pursuant to which he agreed to serve as the Company's President and Chief Executive Officer through September 19, 2002. Under the agreement, Mr. Clark is paid an annual base salary of $165,000 and is eligible to receive bonuses and increases to his base salary at the discretion of the Company's Board of Directors (the "Board"). In addition, Mr. Clark was granted options to purchase an aggregate of 900,000 shares of Common Stock. Of such options, (i) 110,000 have vested and are exercisable at a price of $.63 per share, (ii) 158,000 have vested and are exercisable immediately at a price of $.80 per share and (iii) 158,000 will vest and become exercisable on each of September 19, 1998, 1999, 2000 and 2001 at prices of $4.00, $5.00, $6.00 and $7.00 per share, respectively. In the event that Mr. Clark is terminated upon a Change of Control (as defined below) of the Company, (i) he shall receive an amount equal to two years of his then current base salary (provided, however, that this amount shall be increased by two additional months of base salary on each anniversary of his employment with the Company) and (ii) any of his 900,000 options which have not vested as of the effective date of the Change of Control shall immediately vest and become exercisable. In addition, all severance payments payable to Mr. Clark pursuant to his employment agreement are secured by a lien on the Company's intellectual property rights.

         For purposes of this Prospectus, "Change of Control" of the Company shall mean the occurrence of an event which would be required to be reported by the Company in response to Items 1 or 2 of Current Report on Form 8-K of the Exchange Act.

         Mr. Davey entered into an agreement pursuant to which he agreed to serve as the Company's Vice President and Chief Technology Officer until September 19, 1998. Under the agreement, Mr. Davey is paid an annual base salary of $140,000 and is eligible to receive bonuses and increases to his base salary at the discretion of the Board. In addition, Mr. Davey was granted options to purchase 152,000 shares of netValue Common Stock. Of such options, (i) 38,000 vested and became exercisable on September 19, 1997 at an exercise price of $.80 per share and (ii) 38,000 will vest and become exercisable on each of September 19, 1998, 1999 and 2000 at exercise prices of $4.00, $5.00 and $6.00 per share, respectively.

         Pursuant to their respective employment agreements, each of Messrs. Clark and Davey is entitled to receive all employee benefits offered to senior executives and key management employees, including disability insurance, hospitalization insurance, major medical insurance, medical reimbursement, survivor income, life insurance and any other benefit plan or arrangement instituted by the Company. In addition, each of them is entitled to be reimbursed for all out-of-pocket expenses reasonably and necessarily incurred in the performance of their duties.

         Each of Messrs. Barnett and Mark D. Braunstein, co-founders of COL, entered into a consulting agreement pursuant to which he has agreed to serve as a consultant to the Company until September 19, 1999. Pursuant to their consulting agreements, they were each entitled to be paid $84,000 per year as consideration for their services. In addition, in connection with the Merger, each of Mr. Barnett and Mr. Braunstein was granted 300,000 shares of Common Stock (collectively, the "Consulting Shares") which were to vest upon the earlier of (i) a Change of Control of the Company or (ii) the commencement of beta testing in a test market for the Company's online targeted incentive program. In July 1997, the beta testing for the Company's online targeted incentive program was completed and the consulting shares were issued to Messrs. Barnett and Braunstein in December 1997.

         In December 1997, the consulting agreements with Messrs. Barnett and Braunstein were canceled and Messrs. Barnett and Braunstein each entered into employment agreements with the Company. Mr. Barnett entered into an agreement pursuant to which he agreed to serve as the Company's Vice President of Local Market Administration. Mr. Braunstein entered into an agreement pursuant to which he agreed to serve as the Company's Vice President of Local Market Development. Under the agreements, Messrs. Barnett and Braunstein are each paid a base salary of $63,750 through September 30, 1998. Thereafter, Messrs. Barnett and Braunstein will each be compensated solely on a commission basis. They will each receive an annual draw against commissions of $85,000 and will receive the balance of earned commissions, if any, on a quarterly basis commencing on June 30, 1998. In addition, Messrs. Barnett and Braunstein were each granted options to purchase an aggregate of 60,000 shares of Common Stock. These options will vest and become exercisable on each of July 1, 1997, 1998, 1999 and 2000 at prices of $.80, $4.00, $5.00 and $6.00 per share, respectively.

         Each of Messrs. Clark, Davey, Barnett and Braunstein is bound by his respective agreement, to treat confidentially all proprietary information learned by him during the course of his engagement with the Company or COL for the term of the agreement and at all times thereafter. They have each also agreed to refrain from (i) competing with the Company or any of its affiliates and (ii) soliciting the Corporation's employees or officers, during the term of such agreement and for a period of one year thereafter.

1996 Non-Qualified Stock Option Plan

General

         The netValue, Inc. 1996 Non-Qualified Stock Option Plan (as amended, the "Plan") authorizes the Board or a committee which the Board may appoint from among its members (the "Compensation Committee") to grant options ("Options") to purchase up to 2,500,000 shares of Common Stock. None of the Options will be "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

Option Grants to Date

         As of the date hereof, the Company has granted Options to purchase 1,674,000 shares of Common Stock.

Purpose

         The general purpose of the Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to officers, directors, employees, consultants and independent contractors and to promote the success of the Company's business.

Administration

         The Plan may be administered by the Board or the Compensation Committee. Subject to the other provisions of the Plan, the Board or the Compensation Committee has the authority to (i) award Options; (ii) determine the exercise price of any Options to be awarded; (iii) determine the eligible participants to whom, and the time or times at which, Options shall be awarded, and the number of shares to be subject to each Option; (iv) to prescribe, amend and rescind rules and regulations relating to the Plan; (v) determine the terms and provisions of each Option awarded under the Plan, each option agreement and, with the consent of the optionee, to modify or amend an outstanding Option or option agreement; (vi) accelerate the vesting or exercise date of any Option;
(vii) determine whether any Optionee will be required to execute any agreement as a condition to the exercise of an Option, and to determine the terms and provisions of any such agreement and, with the consent of the Optionee, to amend any such agreement; (viii) interpret the Plan or any agreement entered into with respect to the Award or exercise of Options; (ix) authorize any person to execute on behalf of the Company any instrument required to effectuate the Award of an Option previously awarded or to take such other actions as may be necessary or appropriate with respect to the Company's rights pursuant to Options or agreements relating to the Award or exercise thereof; and (x) make such other determinations and establish such other procedures as it deems necessary or advisable for the administration of the Plan.

Eligibility

         The Plan provides that Options may be granted to the Company's officers, directors and employees and to any consultants or independent contractors engaged by the Company.

Terms and Conditions of Options

         Each Option to be granted under the Plan will be evidenced by a written award agreement between the optionee and the Company and is subject to the following terms and conditions:

                  (a) Exercise Price. The Board or the Compensation Committee is responsible for determining the exercise price of Options at the time such Options are granted.

                  (b) Form of Consideration. The means of payment for shares of Common Stock issued upon exercise of an Option is specified in each award agreement and generally may be made by cash, check, promissory note or shares of Series A Preferred Stock having a Stated Value on the date of surrender equal to the aggregate exercise price of the options.

                  (c) Exercise of the Option. Each Option agreement will specify the terms of the Option and the date when the Option is to become exercisable. However, in no event shall an Option granted under the Plan be exercised more than ten years after the date of grant.

                  (d) Termination of Employment. If an optionee's employment terminates for any reason (other than death or permanent disability), then all Options held by such Optionee under the Plan expire upon the earlier of (i) one year from the date of such termination and (ii) the expiration date of the Option, unless otherwise provided for in the Option Agreement related to such Option.

                  (e) Permanent Disability, Death. If an Optionee dies while employed by the Company or is unable to continue employment with the Company as a result of permanent and total disability (as defined in the Code), his or her Option shall expire upon the earlier of (i) twelve months after the Optionee's death or disability or (ii) the expiration date of the Option. The executor or other legal representative of the Optionee may exercise all or part of the Option at any time before such expiration to the extent that such Option was exercisable at the time of death or permanent disability of the Optionee.

                  (f) Termination of Options. Each award agreement will specify the expiration date of the Option. No Option may be exercised by any person after the expiration of its term.

                  (g) Nontransferability of Options. During the lifetime of the Optionee, his or her Option(s) shall be exercisable only by the Optionee and shall not be transferable other than by will or laws of descent and distribution.

Adjustment Upon Changes in Capitalization, Corporate Transactions

         In the event that the capital stock of the Company is changed by reason of any stock split, reverse stock split, stock dividend, recapitalization or other change in the capital structure of the Company, appropriate proportional adjustments shall be made in the number and class of shares of Common Stock subject to the Plan, the number and class of shares of Common Stock subject to any Option outstanding under the Plan, and the exercise price of any such outstanding Option. Any such adjustment shall be made upon approval of the Board and, if required, the stockholders of the Company, whose determination shall be conclusive. In the event of a Change of Control of the Company, the Board shall have the right to accelerate the vesting of all unmatured Options. In addition, in the event of a Change of Control of the Company by reason of a merger, consolidation or tax free reorganization or sale of all or substantially all of the assets of the Company (other than in the ordinary course of business), the Board shall have right to terminate and to (a) exchange all Options for options to purchase common stock in the successor corporation or (b) distribute to each optionee cash and/or other property in an amount equal to and in the same form as the optionee would have received from the successor corporation if the optionee had owned the shares of Common Stock subject to the Option rather than the Option at the time of the Change of Control. The form of payment or distribution to the optionee pursuant to this section shall be determined by the Board.

Amendment, Suspensions and Termination of the Plan

         The Board may amend, suspend or terminate the Plan at any time, subject to any restrictions imposed by applicable law.

Federal Tax Information

         Options granted under the Plan are not "incentive stock options," as defined in Section 422 of the Code.

         The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares of Common Stock acquired upon exercise of an Option.

Liability and Indemnification of Officers and Directors

         The Company's Amended and Restated Certificate of Incorporation provides that directors of the Company will not be liable for monetary damages for breach of their fiduciary duty as directors, other than the liability of a director (i) for a breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions by the director not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for a willful or negligent declaration of an unlawful dividend, stock purchase or redemption or (iv) for transactions from which the director derived an improper personal benefit. These provisions are consistent with applicable Delaware law.

         In addition, the Company's Bylaws include provisions to indemnify its officers and directors and other persons against expenses, judgments, fines and amounts incurred or paid in settlement in connection with civil or criminal claims, actions, suits or proceedings against such persons by reason of serving or having served as officers, directors, or in other capacities, if such person acted in good faith, and in a manner such person reasonably believed to be in or not opposed to the best interest of the Company and, in a criminal action or proceeding, if he had no reasonable cause to believe that his/her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company or that he or she had reasonable cause to believe his or her conduct was unlawful. Indemnification as provided in the Bylaws shall be made only as authorized in a specific case and upon a determination that the person met the applicable standards of conduct. Insofar as the limitation of, or indemnification for, liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing, or otherwise, the Company has been advised that, in the opinion of the Commission, such limitation or indemnification is against public policy as expressed in the Securities Act, and is therefore, unenforceable.

           SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

         The following table sets forth information with respect to the beneficial ownership (as calculated pursuant to Rule 13d-3(d)(1) promulgated under the Exchange Act) of Common Stock owned, as of December 19, 1997, by (i) the holders of more than 5% of the Common Stock, (ii) each director of the Company, (iii) the Named Executive Officers and (iv) all directors and executive officers of the Company as a group. Prior to this Offering, as of December 19, 1997, an aggregate of 10,686,006 shares of Common Stock were issued and outstanding. Assuming the consummation of this Offering, as of December 19, 1997, an aggregate of 13,086,006 shares of Common Stock were issued and outstanding. For purposes of computing the percentages under this table, it is assumed that all options and warrants to acquire Common Stock which have been issued to the directors, executive officers and the holders of more than 5% of the Common Stock and are fully vested or will become fully vested within 60 days of the date of this Prospectus have been exercised by these individuals and the appropriate number of shares of Common Stock have been issued to these individuals.


                                                                Shares of Common Stock Beneficially Owned
Name and Address                                   Number                                 Percent of Class
----------------                                   ------                                 ----------------

                                                                              Before Offering            After Offering
                                                                              ---------------            --------------
American Maple Leaf                                1,306,850 (1)                      11.7                        9.6
  Financial Corporation
401 City Line Avenue
Bala Cynwyd, PA 19004

APP Investments, Inc.                              1,306,850 (2)                      11.7                        9.6
401 City Line Avenue
Bala Cynwyd, PA 19004

Craig W. Barnett                                     752,000 (3)                       7.0                        5.7
300 E. 71st Street, #19K
New York, NY 10021

David Brandkamp                                        - 0 -                            *                          *
40 Oak Grove
East Greenwich, RI 02818

Mark D. Braunstein                                   657,000 (4)                       6.1                        5.0
405 E. 54th Street, #11H
New York, NY 10022

Michael Cirillo                                        - 0 -                            *                        *
55 Eastwood Blvd.
Manalopan, NJ 07726

Michael A. Clark                                     268,000 (5)                       2.4                        2.0
20 Hill Street
Milford, CT 06460

Richard F. Davey                                      38,000 (6)                        *                          *
95 Saddle Hill Road
Stamford, CT 06903

Steven B. Rosner                                     222,500 (7)                       2.1                        1.7
1220 Mirabeau Lane
Gladwynne, PA 19035




                                                                Shares of Common Stock Beneficially Owned
Name and Address                                   Number                                 Percent of Class
----------------                                   ------                                 ----------------

                                                                              Before Offering            After Offering
                                                                              ---------------            --------------
VDC Corporation Ltd.                               3,972,877                          37.2                       30.4
Bermuda Commercial Bank Building
84 Church Street
Hamilton HM12  Bermuda

Edward J. Zobian                                      22,500 (8)                        *                          *
1156 Old Mill Lane
Wyomissing, PA  19610

All directors and executive officers               1,303,000                           11.8                       9.7
as a group (7 people)

----------------
*        Less than 1%

(1) Consists of 806,850 shares of Common Stock and the 500,000 APP Warrant Shares (as defined under "Certain Transactions - Organization of the Company") issuable to APP Investments, Inc. ("APP"). Andrew Panzo is the controlling shareholder, President and a director of both AML and APP and as a result thereof, the 500,000 APP Warrant Shares issuable to APP upon the exercise of the APP Warrant (as defined under "Certain Transactions - Organization of the Company") may be deemed to be beneficially owned by AML.

(2) Consists of 500,000 APP Warrant Shares and the 806,850 shares of Common Stock owned by AML. Andrew Panzo is the controlling shareholder, President and a director of both APP and AML and as a result thereof, the 806,850 Common Shares owned by AML may be deemed to be beneficially owned by APP.

(3) Includes 15,000 shares of Common Stock issuable upon the exercise of certain outstanding options held by Mr. Barnett which are currently exercisable at a price of $.80 per share. Does not include 47,500 shares of Common Stock owned by Mr. Barnett's brother, Larry Barnett. Mr. Barnett disclaims beneficial ownership of such shares.

(4) Includes 15,000 shares of Common Stock issuable upon the exercise of certain outstanding options held by Mr. Braunstein which are currently exercisable at a price of $.80 per share.

(5) Consists of 110,000 and 158,000 shares of Common Stock issuable upon the exercise of certain outstanding options held by Mr. Clark which are currently exercisable at a price of $.63 and $.80 per share, respectively.

(6) Consists of 38,000 shares of Common Stock issuable upon the exercise of certain outstanding options held by Mr. Davey which are currently exercisable at a price of $.80 per share.

(7) Includes 32,500 shares of Common Stock owned by the Steven B. Rosner Money Purchase Pension Plan of which Mr. Rosner is a trustee.

(8) Includes 7,500 shares of Common Stock issuable upon the exercise of certain outstanding options held by Mr. Zobian which are currently exercisable at a price of $.80 per share. Does not include 5,000 shares of Common Stock owned by Mr. Zobian's father, Edward Joseph Zobian. Mr. Zobian disclaims beneficial ownership of such shares.

                              CERTAIN TRANSACTIONS

Organization of the Company

         On July 16, 1996, the Company was formed solely for the purpose of merging with COL. In exchange for an aggregate purchase price of $1,090, the Company's founders, including American Maple Leaf Financial Corporation ("AML"), received an aggregate of 1,090,000 shares of Common Stock. In addition, in connection with the Company's formation, APP Investments, Inc. ("APP"), an affiliate of AML, was issued a warrant to acquire 500,000 shares of Common Stock (the "APP Warrant Shares") at an exercise price of $6.00 per share (the "APP Warrant"). None of the APP Warrant Shares issuable upon the exercise of the APP Warrant may be sold, transferred or otherwise disposed of prior to September 19, 1998 without the prior written approval of AML.

The Merger

         On September 19, 1996, the Merger was consummated and COL was merged with and into the Company. In connection with the Merger, the Company issued an aggregate of 3,074,000 shares of Common Stock to the members of COL (the "COL Shares") in exchange for (i) all of the issued and outstanding membership interests of COL, (ii) the termination of all agreements among COL and certain of its members and other affiliated parties (collectively, the "COL Holders") and (iii) the waiver of all pre-existing rights, claims, causes of action and suits which COL Holders have or may have against COL, except for the Surviving Claims (as defined below).

         In connection with the Merger, the Company agreed to pay an aggregate of $292,966 to certain of the COL Holders in satisfaction of certain (i) loans advanced to COL by the officers of COL and (ii) compensation owed by COL to such COL Holders (the "Surviving Claims"). In satisfaction of certain of the Surviving Claims, Mr. Barnett was paid an aggregate of $88,669. Also in connection with the Merger, the Company (i) reserved an aggregate of 600,000 shares of Common Stock for issuance to Messrs. Barnett and Braunstein (these shares were subsequently issued in December 1997), (ii) entered into an agreement with Muzak Limited Partnership ("Muzak"), whereby Muzak was appointed the Company's exclusive sales agent for a three-year period (the parties mutually agreed to terminate this Agreement on April 3, 1997, and the termination of this relationship has not had a material adverse effect on the Company), and (iii) adopted the Plan. Except for an aggregate of 266,000 of COL Shares, none of COL shares may be sold or transferred prior to September 19, 1998 without the prior written consent of AML.

AML Consulting Agreement

         On September 18, 1996, the Company entered into a six-month consulting agreement with AML pursuant to which AML agreed to provide investment banking services to the Company in exchange for 350,000 shares of Common Stock. As AML has satisfied all of its obligations under such agreement, all of such shares have been issued to AML.

         During 1997, AML advanced $1,001,000 in short-term bridge financing to the Company. As of October 31, 1997, the Company had repaid $976,000 of this amount. In December 1997, the Company issued 190,200 shares of Common Stock to AML as consideration for the advance of the financings and the consensual forbearance by AML from collecting the amounts due during the term of the financings. In December 1997 the Company repaid the remaining $25,000 due under the short-term bridge financing.

Employment/Consulting Agreements

         On September 18, 1996, the Company entered into Employment Agreements with each of Messrs. Clark and Davey and Consulting Agreements with each of Messrs. Barnett and Braunstein. The Employment Agreements with Messrs. Clark and Davey were amended in December 1997 effective retroactive to September 19, 1997. In December 1997, the consulting agreements with each of Messrs. Barnett and Braunstein were canceled and the Company entered into employment agreements with each of them. Also in December 1997, the Company issued 300,000 shares of Common Stock to each of Messrs. Barnett and Braunstein in accordance with the terms of each of their respective consulting agreements. See "Management - Employment/Consulting Agreements" for a complete description of such agreements.

Transactions With VDC Corporation Ltd.

         On September 6, 1996, the Company issued and sold 650,000 shares of Common Stock to VDC Corporation Ltd. ("VDC") for an aggregate purchase price of $650,000.

         On April 22, 1997, the Company entered into an agreement with VDC pursuant to which VDC proposed to acquire the Company through a statutory merger or similar business combination (the "VDC Agreement"). On August 26, 1997, the Company and VDC mutually agreed to terminate the VDC Agreement in order to allow the Company to proceed with other financing alternatives.

         In connection with the VDC Agreement, VDC provided the Company with bridge financing in the principal amount of $2,500,000 (the "Bridge Financing") and a senior secured loan in the principal amount of $100,000 (the "Loan"). The Bridge Financing and the Loan were secured by a lien on all of the Company's tangible and intangible assets (the "VDC Lien"). In consideration for the receipt of the Bridge Financing and the Loan, the Company issued 100,000 shares of Common Stock to VDC. In December 1997, $2,400,000 principal amount of the Bridge Financing and interest accrued on the Bridge Financing and the Loan through November 14, 1997 was canceled and converted into 3,222,877 shares of Common Stock. In December 1997, the Company repaid the remaining $200,000 principal amount outstanding on the Bridge Financing and the Loan.


                          DESCRIPTION OF CAPITAL STOCK

Authorized Shares

         Under the Company's Amended and Restated Certificate of Incorporation, the authorized capital stock of the Company consists of 24,000,000 shares of Common Stock, par value $.001 per share, and 1,000,000 shares of preferred stock, $.001 par value per share ("Preferred Stock"). As of the date of this Prospectus, (i) 10,686,006 shares of Common Stock were issued and outstanding,
(ii) 2,500,000 shares of Common Stock were reserved for issuance pursuant to Plan, (iii) 902,500 shares of Common Stock were reserved for issuance upon the exercise of outstanding warrants (including the APP warrant) and (iv) 2,400,000 shares of Common Stock were reserved for issuance upon the consummation of this Offering. As of the date of this Prospectus, 22,500 shares of Preferred Stock are issued and outstanding.

Common Stock

         Holders of Common Stock are entitled to one vote for each share on all matters voted on by stockholders and are not entitled to cumulative voting. The first annual meeting of stockholders is expected to be held during 1998.

         All shares of Common Stock to be distributed will be fully paid and nonassessable. Holders of Common Stock do not have any subscription, redemption or conversion privileges. Holders of Common Stock are entitled to participate ratably in dividends on the Common Stock as declared by the Board of Directors. Holders of Common Stock are entitled to share ratably in all assets available for distribution to stockholders in the event of liquidation or dissolution of the Company.

Preferred Stock

         The shares of Preferred Stock may be issued in one or more classes and in one or more series within a class with such designations, powers, preferences, rights, qualifications, limitations and restrictions as may be established from time to time by resolution of the Board of Directors at or prior to the time of issuance of shares of such class or series.

         In connection with a Preferred Stock Purchase Agreement (the "Agreement") that the Company entered into with Rozel International Holdings Limited ("Rozel"), the Board of Directors designated a Series A Convertible Preferred Stock consisting of 300,000 shares ("Series A Shares"). The Agreement provides that the Company may request that Rozel purchase up to an aggregate of 300,000 shares at an aggregate purchase price of $3,000,000. As of the date of this Prospectus, Rozel has purchased 22,500 shares for $225,000. The Company can request that Rozel purchase an additional 70,000 Series A Shares at any time subsequent to February 1, 1998, an additional 70,000 Series A Shares at any time subsequent to March 1, 1998, an additional 50,000 Series A Shares at any time subsequent to April 1, 1998, an additional 50,000 Series A Shares at any time subsequent to May 1, 1998 and an additional 37,500 Series A Shares at any time subsequent to June 1, 1998. At any time, each Series A Share is convertible at the option of either Rozel or the Company into 12.5 shares of the Company's Common Stock. Upon any conversion of Series A Shares by either Rozel or the Company, Rozel shall turn over its certificates representing the Series A Shares and the Company shall issue a certificate for that number of shares of Common Stock into which the Series A Shares are convertible. The Series A Shares will be canceled and will no longer be issued and outstanding.

         The Series A Shares do not have any voting rights or any registration rights. Upon any liquidation or dissolution of the Company, the Series A Shares shall have a preference over any subsequent series of Preferred Stock issues by the Company.

         All remaining authorized shares of Preferred Stock currently are undesignated. Although it has no current intention to do so, the Board of Directors may authorize and issue series of Preferred Stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of Common Stock. In addition, the issuance of Preferred Stock may have the effect of deferring or preventing a change in control of the Company. See "Risk Factors - Risks Related to the Offering - Possible Negative Effects of Preferred Stock."

Common Stock Purchase Warrants

         As of the date of this prospectus, the Company has issued 902,500 Common Stock Purchase Warrants.

         In connection with the formation of the Company, the Company issued to APP 500,000 Common Stock Purchase Warrants (the "APP Warrants"). The APP Warrants have an exercise price of $6.00 per share and are exercisable at any time prior to August 2, 2001. During the period commencing on the date on which the Company's Common Stock has been traded for 5 consecutive days on a public exchange, over-the-counter market or other public trading system or market, and ending 10 days thereafter, the Company may, in its sole discretion, require the exercise of all of the APP Warrants (the "Mandatory Exercise"). If APP fails to exercise any of the APP Warrants within 30 days of receiving notice of the Company's election of the Mandatory Exercise, then all rights granted to APP related to the unexercised APP Warrants shall be terminated.

         In connection with private offerings of its securities which the Company completed in October and December 1997, the Company issued an aggregate of 402,500 Common Stock Purchase Warrants (the "1997 Warrants"). The 1997 Warrants have an exercise price equal to the lower of (i) $4.00 and (ii) the price per share at which the Common Stock is offered to the public in the initial public offering of the Company's Common Stock. The 1997 Warrants are exercisable for a period of 5 years commencing on the date the Common Stock is first registered with the Securities and Exchange Commission pursuant to Section 12(g) of the Securities Exchange Act of 1934.

Preemptive Rights

         No holder of any capital stock of the Company has any preemptive right to subscribe for or purchase any securities of any class or kind of the Company.

Listing and Trading of Common Stock

         The Company has made an application to have the Common Stock approved for listing on the Nasdaq SmallCap Market. There can be no assurance that the NASD will approve the Company's application for initial listing on the SmallCap or that, once the Company's initial listing is approved by the NASD, that the Company will be able to maintain its listing on the SmallCap. See "Risk Factors
- Risks Related to the Offering - Lack of Public Market; Possible Volatility of Stock Price; No Assurance that Listing on NASDAQ SmallCap will be Approved or Maintained." There is currently no public market for the Common Stock. Until the Common Stock is fully distributed and an orderly market develops, the prices at which trading in such stock occurs may fluctuate significantly. The prices at which the Common Stock trades will be determined by the marketplace and may be influenced by many factors, including, among others, the depth and liquidity of the market for the Common Stock, investor perception of the Company and its industry and general economic and market conditions.

Registration Rights

         The Company has granted certain demand and incidental registration rights under the Securities Act to stockholders an aggregate of 3,510,929 shares of the Company's Common Stock. The Company has agreed to pay certain of the expenses of certain of such registrations, other than brokers' commissions and fees. See "Shares Eligible for Future Sale" and "Underwriting."

Transfer Agent and Registrar

         The Transfer Agent and Registrar for the Common Stock is StockTrans, Inc. located in Ardmore, Pennsylvania.

                         SHARES ELIGIBLE FOR FUTURE SALE

         Upon completion of this Offering, the Company will have 13,086,006 shares of Common Stock outstanding (13,446,006 shares if the over-allotment option is exercised in full).

         Pursuant to the terms of the Underwriting Agreement, the Underwriter has requested that all issued and outstanding shares of the Company's Common Stock be subjected to restrictions under which they cannot be sold or otherwise transferred, except for certain familial transfers, for a period of 18 months from the date of this Prospectus. The Company is in the process of requiring its shareholders to sign agreements to abide by these transfer restrictions (the "Lock-ups") and has agreed to deliver the Lock-ups to the Underwriter within 45 days of the initial filing of this Registration Statement with the Securities and Exchange Commission. See "Underwriting." In addition to the Underwriter's restrictions on the transfer of the Company's Common Stock, under the terms of the subscription agreements of previous private placements of the Company's Common Stock, 4,959,929 outstanding shares of Common Stock may not be sold or otherwise transferred, without the prior written consent of the Company or AML, except for certain familial transfers, until the date set forth below:


                    Number of Shares                         Restrictions in
                    Subject to Restriction                   Effect Through
                    ----------------------                   --------------

                       133,000                               March 19, 1998
                     4,129,429                               September 19, 1998
                       155,000                               February 19, 1999
                        37,500                               March 24, 1999
                       102,500                               May 31, 1999
                        20,000                               October 7, 1998
                        97,500                               October 17, 1998
                       182,500                               October 31, 1998
                       102,500                               December 11, 1998


         Holders of an aggregate of 3,510,929 shares of Common Stock (the "Registrable Shares") have certain registration rights with respect to the registration of the resale of such shares under the Securities Act and will, upon the effectiveness of a registration statement filed by the Company on behalf of such holders, be freely tradeable under the Securities Act, subject to the transfer restrictions described above. The Company intends to file a registration statement with Commission covering the resale of such shares of Common Stock following the expiration of the Lock-ups.

         Once the transfer restrictions required by the Underwriter have lapsed, all of the 2,400,000 shares (2,760,000 shares if the over-allotment option is exercised in full) sold in this Offering will be freely transferable by persons other than "affiliates" of the Company (as that term is defined under the Securities Act), without restriction or further registration under the Securities Act.

         Following this Offering, 38% of the Company's outstanding shares of Common Stock (including the 3,510,929 Registrable Shares until the resale of such shares is registered as described above) will be "restricted securities" and may, subject to the transfer restrictions described above, in the future be sold in compliance with Rule 144 adopted under the Securities Act ("Rule 144"). Rule 144 generally provides that beneficial owners of Common Stock who have held such Common Stock for one year may sell within a three-month period a number of shares not exceeding the greater of 1% of the total outstanding shares or the average weekly trading volume of the shares during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain manner of sale limitations, notice requirements and the availability of current public information about the Company. Rule 144(k) provides that a person who is not deemed an "affiliate" and who has beneficially owned shares for at least two years is entitled to sell such shares at any time under Rule 144 without regard to the limitations described above.

         Future sales of restricted Common Stock under Rule 144 or otherwise or of the Registrable Shares pursuant to a registration statement could negatively impact the market price of the Common Stock.

         In addition to the outstanding shares of Common Stock described above, as of the date of this Prospectus, the Company has 2,500,000 shares of Common Stock reserved for issuance upon the exercise of outstanding options under the Plan and 902,500 shares of Common Stock are reserved for issuance upon the exercise of outstanding warrants.

         The Company is unable to estimate the number of shares that may be sold in the future by its existing stockholders or the effect, if any, that sales of shares by such stockholders will have on the market price of Common Stock prevailing from time to time. Sales of substantial amounts of Common Stock by existing stockholders could adversely affect prevailing market prices.

                                  UNDERWRITING

         The Underwriter has agreed, subject to the terms and conditions contained in the Underwriting Agreement, to purchase from the Company the number of shares of Common Stock indicated below at the initial offering price less the underwriting discount set fourth on the cover page of the Prospectus. The Underwriter is committed to purchase all of such shares, if any are purchased.

         The Company has been advised by the Underwriter that the Underwriter proposes to offer the shares to the public at the public offering price set forth on the cover page of this Prospectus, and to certain securities dealers at such price less a concession of not more than $_____ per share, and that the Underwriter and such dealers may reallot to other dealers, including the Underwriter, a discount not in excess of $______ per share. After this Offering, the public offering price and concessions and discounts may be changed by the Underwriter. No reduction in such terms will change the amount of proceeds to be received by the Company as set forth on the cover page of this Prospectus.

         The Company has granted an option to the Underwriter exercisable for a period of 30 days after the date of this Prospectus, to purchase up to an additional 360,000 shares of Common Stock from the Company at the public offering price set forth on the cover page of this Prospectus less the underwriting discounts and commissions. The Underwriter may exercise this option only for the purpose of covering over-allotments, if any.

         In addition to receiving its commission equal to 10% of the gross proceeds of this offering, the Underwriter is entitled to receive a non-accountable expense allowance equal to 3% of the gross proceeds of this Offering.

         The Company has granted to the Underwriter a right of first refusal to underwrite or place any public or private sale of debt or equity securities of the Company during the 18 month period following the date of this Prospectus and on the same terms as offered to the Company by a third party. In addition, the Underwriter has the right to conduct any transactions for the account of any of the Company's officers, directors or beneficial shareholders of 5% or more of the Company's Common Stock regarding any of the Company's securities sold pursuant to Rule 144.

         The Company has granted the Underwriter an option to purchase up to 10% of the number of shares sold to the public in this offering for a period of 18 months following the date of this Prospectus at an exercise price equal to 120% of the public offering price set forth on the cover page of this Prospectus.

         The Company has agreed to retain the Underwriters as financial consultants to the Company for a period of 18 months commencing on the date of this Prospectus at a fee equal to $10,000 per month. The Company has also granted the Underwriter the right to appoint a financial advisor to the Company's Board of Directors for a term of 18 months commencing upon the completion of this Offering.

         The Underwriting Agreement provides that the Company will indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act, or will contribute to payments the Underwriter may be required to make in respect thereof.

         Pursuant to the terms of the Underwriting Agreement, the Underwriter has required that all shares of the Common Stock owned by all shareholders may not be sold or otherwise transferred, except for certain transfers to family members, family trusts or other family entitles, for a period of 18 months from the date of this Prospectus. In order to enforce this provision, the Underwriter has required that the Company obtain a signed agreement to abide by these transfer restrictions from every shareholder of the Company within 45 days of the initial filing of this Prospectus with the Securities and Exchange Commission (the "Lock-ups"). All of the 2,400,000 shares (2,760,000 shares if the over-allotment option is exercised in full) sold in this Offering will be freely transferrable by persons other than "affiliates" (as that term is defined under the Securities Act) of the Company, without restriction or further registration under the Securities Act.

         The offering price of the Common Stock has been determined solely by negotiation between the Company and the Underwriter. In determining the offering price, the Company and Underwriter considered, among other things, estimates of the business potential of the Company and the relative capabilities of management of the Company. The offering price does not necessarily bear any relationship to assets, book value, net worth or earnings history of the Company or other investment criteria. The offering price of the Common Stock should not necessarily be considered an indication of the actual value of the Company's securities.

         The foregoing sets forth the material terms and conditions of the Underwriting Agreement, but does not purport to be a complete statement of the terms and conditions thereof, copies of which are on file at the offices of the Underwriter, the Company and the Commission. See "Available Information."

                                  LEGAL MATTERS

         The validity of the Common Stock offered hereby will be passed upon for the Company by Klehr, Harrison, Harvey, Branzburg & Ellers LLP, Philadelphia, Pennsylvania.

                                     EXPERTS

         The financial statements of the Company as of December 31, 1996 and 1995 and for the years then ended and for the period from December 16, 1994 (inception) through December 31, 1994 included herein and elsewhere in the Registration Statement have been included herein and in the Registration Statement in reliance upon the report (which includes a modification that indicates that the Company's existence may be dependent on its ability to continue to raise capital and generate sufficient working capital from operations) of LJ Soldinger Associates, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                        INDEX TO THE FINANCIAL STATEMENTS

                                                                         Page
                                                                         ----

Independent Auditors' Report                                              F2



Balance Sheets                                                            F3



Statements of Operations                                                  F4



Statements of Stockholders' Deficit                                       F5



Statements of Cash Flows                                              F6-F6A



Notes to Financial Statements                                         F7-F21




                                      -F1-

                          INDEPENDENT AUDITORS' REPORT





To the Board of Directors and
Stockholders of netValue, Inc.


We have audited the accompanying balance sheets of netValue, Inc. (a development stage entity) (the "Company") as of December 31, 1995 and 1996, and the related statements of operations, stockholders' deficit and cash flows for the years then ended, and for the period from December 16, 1994 (date of inception) through December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of netValue, Inc. as of December 31, 1995 and 1996, and the results of its operations, stockholders' deficit and cash flows for the years then ended and for the period from December 16, 1994 (date of inception) through December 31, 1994, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully discussed in Note 3 to the financial statements, the Company's dependence on outside financing, negative working capital and losses since inception raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Management's plans concerning these matters are also described in Note 3.

L J SOLDINGER ASSOCIATES




Arlington Heights, Illinois

December 30, 1997



                                      -F2-
                                 netValue, Inc.
                          (A Development Stage Entity)
                                 Balance Sheets


                                     ASSETS
                                                                                 December 31,                     September 30,
                                                                     -----------------------------------          -------------
                                                                         1995                   1996                   1997
                                                                     ------------          -------------          -------------
                                                                                                                   (Unaudited)
Current Assets
     Cash and cash equivalents                                       $      2,407          $     299,351          $      26,391
     Employee advances                                                       --                    7,492                 21,492
     Prepaid expenses                                                        --                     --                   10,000
                                                                     ------------          -------------          -------------

                  Total Current Assets                                      2,407                306,843                 57,883

Property and Equipment at Cost (Net of accumulated
   depreciation of $5,758 in 1995, $17,210 in 1996 and
   $141,655 in 1997)                                                       19,599                432,049                668,350
Intangibles (Net of accumulated amortization of $1,812
   in 1995, $3,508 in 1996 and $4,092 in 1997)                              7,251                  5,555                  4,971
Deposits                                                                      358                 50,145                 16,675
                                                                     ------------          -------------          -------------
                                                                     $     29,615          $     794,592          $     747,879
                                                                     ============          =============          =============

                      LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
     Note payable - related party                                    $       --            $        --            $   1,216,000
     Accounts payable                                                      93,164                885,052              2,117,257
     Due to LLC members, net                                               54,778                   --                     --
     Accrued salaries and other expenses                                  161,375                156,299                171,917
     Accrued expenses - related parties                                      --                   58,333                322,247
                                                                     ------------          -------------          -------------
                Total Current Liabilities                                 309,317              1,099,684              3,827,421

Notes and loans payable - related parties                                    --                     --                2,400,000
Accrued interest - related parties                                           --                     --                  147,966
                                                                     ------------          -------------          -------------
                Total Liabilities                                         309,317              1,099,684              6,375,387
                                                                     ------------          -------------          -------------

Commitments and Contingencies                                                --                     --                     --

Stockholders' Deficit
     Members' capital                                                     485,000                   --                     --
     Preferred stock, $.001 par value per share; 1,000,000
       shares authorized, 0 shares issued and outstanding                    --                     --                     --
     Common stock, $.001 par value per share;
       24,000,000 shares authorized
         6,270,429 shares issued and outstanding                             --                    5,670                  6,270
         600,000 shares to be issued and issuable                            --                      600                    600
     Additional paid-in capital                                              --                3,767,434              5,255,483
     Deficit accumulated during the development stage                    (764,702)            (4,078,796)           (10,889,861)
                                                                     ------------          -------------          -------------
                  Total Stockholders' Deficit                            (279,702)              (305,092)            (5,627,508)
                                                                     ------------          -------------          -------------
                                                                     $     29,615          $     794,592          $     747,879
                                                                     ============          =============          =============

                     The accompanying notes are an integral
                        part of the financial statements.

                                      -F3-
                                 netValue, Inc.
                          (A Development Stage Entity)
                            Statements of Operations

                                                                                      Nine Months Ended
                                December 16, 1994      Year Ended December 31,          September 30,         December 16, 1994
                              (Inception) through    -------------------------     ------------------------  (Inception) through
                               December 31, 1994        1995          1996           1996         1997        September 30, 1997
                              -------------------    -----------  ------------     ----------  ------------   -------------------
                                                                                  (Unaudited)   (Unaudited)       (Unaudited)
Operating Expenses
     Compensation and
       related expenses             $     --        $ 131,174     $   742,545      $ 374,737    $ 1,957,371     $  2,831,090
     Professional fees                    --           38,436         399,356        325,945        226,290          664,082
     Advertising                          --          236,775         219,760         10,965        777,058        1,233,593
     Consulting                           --            9,492         869,693        164,566        480,491        1,359,676
     Research and
       development expenses               --          142,224         809,491         75,365      1,898,258        2,849,973
     Depreciation and
       amortization                       --            7,570          13,148          5,500        125,030          145,748
     Other general and
       administrative                 17,142          181,274         262,529         41,296        626,229        1,087,174
                                    --------        ---------     -----------      ---------    -----------     ------------

Loss From Operations                 (17,142)        (746,945)     (3,316,522)      (998,374)    (6,090,727)     (10,171,336)

Other Income (Expense)
     Interest Income                      --            1,405           4,953          4,841             --            6,358
     Interest Expense                     --           (2,020)         (2,525)        (2,525)      (157,338)        (161,883)
     Financing Fees                       --               --              --             --       (563,000)        (563,000)
                                    --------        ---------     -----------      ---------    -----------     ------------

Net Loss                            $(17,142)       $(747,560)    $(3,314,094)     $(996,058)   $(6,811,065)    $(10,889,861)
                                    ========        =========     ===========      =========    ===========     ============
Net Loss Per Share Data:

     Net loss per common and
       common equivalent shares                                                                 $      (.63)
                                                                                                ===========
     Weighted average number
       of common and common
       equivalent shares out-
       standing used in the
       computation                                                                               10,870,861
                                                                                                ===========
Proforma Information
   (Unaudited):

     Net Loss                        (17,142)        (747,560)     (3,314,094)

     Pro Forma Tax Provision              --               --              --
                                    --------        ---------     -----------
     Pro Forma Net Loss              (17,142)        (747,560)     (3,314,094)
                                    ========        =========     ===========

     Net Loss Per Share Data
     Net loss per common and
       common equivalent shares                                   $      (.42)
                                                                  ===========
     Weighted average number
       of common and common
       equivalent shares out-
       standing used in the
       computation                                                  7,924,083
                                                                  ===========

                     The accompanying notes are an integral
                        part of the financial statements.

                                      -F4-
                                 netValue, Inc.
                          (A Development Stage Entity)
                       Statements of Stockholders' Deficit

                                                                                                   Deficit
                                          Common Stock                                           Accumulated
                                        Par Value $0.001          Additional                      During the
                                  -----------------------------    Paid-In         Members'       Development
                                    Shares          Amount          Capital        Capital           Stage       Total
                                  ----------      ---------      ----------      -----------    -----------    ----------
December 16, 1994 (Date of
 Inception)                                -      $       -        $      -         $      -         $    -        $    -
Net loss                                   -              -               -                -        (17,142)      (17,142)
                                  ----------      ---------      ----------      -----------    -----------    ----------

Balance at December 31, 1994               -              -               -                -        (17,142)      (17,142)
Capital contribution                       -              -               -          485,000              -       485,000
Net loss                                   -              -               -                -       (747,560)     (747,560)
                                  ----------      ---------      ----------      -----------    -----------    ----------

Balance at December 31, 1995                                              -          485,000       (764,702)     (279,702)

Capital contribution                       -              -               -           15,000              -        15,000
Founders' stock; issued            1,090,000          1,090               -                -              -         1,090
Common stock; issued in private
  placements, (net of offering
  costs of $189,090)               1,931,429          1,931       2,483,979                -              -     2,485,910
Common stock; issued and issuable
  to former members                3,074,000          3,074         496,926         (500,000)             -             -
Compensatory common stock
  options issued                           -              -         172,200                -              -       172,200
Compensatory common stock
  warrants issued                          -              -           2,000                -              -         2,000
Common stock granted for
  consulting services                350,000            350         962,152                -              -       962,502
Unearned consulting services        (174,999)          (175)       (349,823)               -              -      (349,998)
Net loss                                   -              -               -                -     (3,314,094)   (3,314,094)
                                  ----------      ---------      ----------      -----------    -----------    ----------

Balances at December 31, 1996      6,270,430          6,270        3,767,434               -     (4,078,796)     (305,092)

Common stock granted for
  consulting services (unaudited)    174,999            175         349,823                -              -       349,998
Compensatory common stock options
  issued (unaudited)                       -              -         354,100                -              -       354,100
Common stock; issued in private
  placements (net of offering costs
  of $65,449) (unaudited)            295,000            295         524,256                -              -       524,551
Common stock; issued in connection
   with notes and loans payable
   (unaudited)                       130,000            130         259,870                -              -       260,000
Net loss for period (unaudited)            -              -               -                -      (6,811,065)  (6,811,065)
                                  ----------      ---------      ----------      -----------    ------------    ---------

Balances at September 30, 1997
  (Unaudited)                      6,870,429       $  6,870    $  5,255,483      $         -    $(10,889,861) $(5,627,508)
                                   =========       ========    ============      ===========    ============  ===========





                     The accompanying notes are an integral
                        part of the financial statements.

                                      -F5-
                                 netValue, Inc.
                          (A Development Stage Entity)
                            Statements of Cash Flows


                                                                                      Nine Months Ended
                                    December 16, 1994    Year Ended December 31,         September 30,            December 16, 1994
                                   (Inception) through   ----------------------     -------------------------    (Inception) through
                                    December 31, 1994      1995         1996           1996           1997        September 30, 1997
                                    -----------------    ---------    ---------     -----------    ----------     ------------------
                                                                                      (Unaudited)    (Unaudited)   (Unaudited)

Operating Activities
   Net Loss                                 $(17,142)  $(747,560)  $ (3,314,094)  $   (996,058)  $ (6,811,065)  $(10,889,861)
   Adjustments to reconcile net loss
    to net cash used in operating
    activities:
       Depreciation and amortization            --         7,570         13,148          5,500        125,030        145,748
       Financing fees                           --          --             --             --          563,000        563,000
       Compensatory common stocks,
         options and warrants issued
         and issuable                           --          --          786,704        174,200        704,098      1,490,802
       Change in assets and liabilities
           (Increase) decrease in
              employee advances and
              deposits                          --          (358)       (57,279)       (27,516)        19,470        (38,167)
           Increase in accounts payable
              and accrued expenses              --       248,691        671,806        456,731      1,362,829      2,283,326
           Increase in accrued expenses -
              related parties                   --          --           58,333        102,085         98,880        157,213
                                            --------   ---------   ------------   ------------   ------------   ------------

                Net Cash Used in
                  Operating Activities       (17,142)   (491,657)    (1,841,382)      (285,058)    (3,937,758)    (6,287,939)
                                            --------   ---------   ------------   ------------   ------------   ------------


Investing Activities
  Payments for organization costs               --        (9,063)          --             --             --           (9,063)
  Purchase of furniture and equipment           --       (19,509)      (308,896)        (7,534)      (475,753)      (804,158)
                                            --------   ---------   ------------   ------------   ------------   ------------



               Net Cash Used in
                 Investing Activities           --       (28,572)      (308,896)        (7,534)      (475,753)      (813,221)
                                            --------   ---------   ------------   ------------   ------------   ------------


Financing Activities
  Proceeds from member loans                  17,142      37,636         26,045         26,045           --           80,823
  Repayment of member loans                     --          --          (80,823)       (80,823)          --          (80,823)
  Proceeds from bridge loan                     --          --          245,000        245,000           --          245,000
  Repayment of bridge loan                      --          --         (245,000)      (245,000)          --         (245,000)
  Proceeds from notes and loans
    payable - related parties                   --          --             --             --        4,011,000      4,011,000
  Repayments of notes and loans
  payable - related parties                     --          --             --             --         (395,000)      (395,000)
  Proceeds from member capital
    contributions                               --       485,000         15,000         15,000           --          500,000
  Proceeds from private placements and
    Founders' Stock, net of offering
    costs                                       --          --        2,487,000      2,487,000        524,551      3,011,551
                                            --------   ---------   ------------   ------------   ------------   ------------




                     The accompanying notes are an integral
                        part of the financial statements.


                                      -F6-







               Net Cash Provided by
          Financing Activities                17,142     522,636      2,447,222      2,447,222      4,140,551      7,127,551
                                            --------   ---------   ------------   ------------   ------------   ------------


Net Increase (Decrease) in Cash             $   --     $   2,407   $    296,944   $  2,154,630   $   (272,960)  $     26,391

Cash at Beginning of Period                     --          --            2,407          2,407        299,351           --
                                            --------   ---------   ------------   ------------   ------------   ------------


Cash at End of Period                       $   --     $   2,407   $    299,351   $  2,157,037   $     26,931   $     26,931
                                            ========   =========   ============   ============   ============   ============



Cash Paid for Interest and Taxes            $   --     $    --     $       --     $       --     $         --   $       --
                                            ========   =========   ============   ============   ============   ============


















                     The accompanying notes are an integral
                        part of the financial statements.

                                      -F6A-
                                 netValue, Inc.
                          (A Development Stage Entity)
                          Notes to Financial Statements
                (Information as of September 30, 1997 and for the
       Nine-Month Periods Ended September 30, 1996 and 1997 is Unaudited)

NOTE 1 - DESCRIPTION OF THE BUSINESS

netValue, Inc. (formerly Vsquared, Inc. which was formerly COL Acquisition Corp.) ("netValue") was formed on July 16, 1996 and subsequently merged on September 18, 1996 with Coupons Online, L.L.C. (the "LLC"), a limited liability company formed on December 16, 1994 (collectively, the "Company"). The business combination (the "Merger") was treated as a purchase in accordance with Accounting Principles Board Opinion No. 16 "Business Combinations," whereby the members of the LLC exchanged their membership interests in the LLC for common stock in netValue, the surviving entity, in proportion to their former interest in the LLC. Additional parties also received common stock in exchange for their cancellation of certain agreements and pre-existing rights and the waiver of certain obligations of the LLC (see Note 9 for additional discussions on the Merger).

The Company is a Development Stage Enterprise, as defined in Statement of Financial Accounting Standards No. 7 "Accounting and Reporting for Development Stage Enterprises," which is developing Internet software products intended to provide fee based targeted marketing services to both retailers and advertisers of consumer products and services through the electronic transmission of coupon incentives to be delivered to specific consumer segments. The Company has been in the process of developing two products. Product testing was successfully completed on its initial product, Coupons Online ("COL") in July 1997. The Company has since contracted to provide services to five clients. The second product ("i-Value"), which management anticipates will be the Company's principal revenue producing product, has incurred the majority of the Company's software development costs to date and is expected to begin commercial operations in the second quarter of 1998. The Company has obtained a trademark for COL and has applied for, but not yet obtained, a trademark for i-Value. The Company has also applied for, but not yet obtained, patents relating to the process for both products.

The Company's financial statements are prepared on the accrual basis of accounting in accordance with generally accepted accounting principles, and have been presented on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business (see
Note 3). In order to commence operations for i-Value, additional capital investments will be required to complete the development and marketing of the product. No assurance can be given that the Company will be able to complete the development of i-Value nor achieve market acceptance of its products.


NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Actual results could differ from those estimates.

Research and Development Costs

Through September 30, 1997, the Company has expensed its research and development costs in accordance with Statement of Financial Accounting Standards No. 86 "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed" (SFAS 86). The Company intends to continue expensing such costs until software feasibility is established. Thereafter, the Company will capitalize the direct costs and allocated overhead associated with the development of software products. Under SFAS 86, costs incurred subsequent to the product release and research and development performed under contract services are charged to operations.

Organization Costs - Intangibles

Costs incurred in connection with the organization of netValue have been capitalized and are being amortized ratably over five years. Amortization expense for 1995, 1996 and the nine-month periods ended September 30, 1996 and 1997 was $1,812, $1,696, $1,360 and $585, respectively. There was no amortization expense in 1994.


                                      -F7-
                                 netValue, Inc.
                          (A Development Stage Entity)
                          Notes to Financial Statements
                (Information as of September 30, 1997 and for the
       Nine-Month Periods Ended September 30, 1996 and 1997 is Unaudited)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and Equipment

Property and equipment are stated at cost. The Company's policy is to depreciate these assets over their estimated useful lives, as indicated in the following table, using straight-line and accelerated methods.

                                                              Years
                                                              -----

                  Computer Hardware                              5
                  Office Furniture and Equipment                 7

Advertising Expenses

The Company expenses advertising costs as incurred. During 1995, 1996 and the nine-month periods ended September 30, 1996 and 1997, the Company incurred advertising expenses of $236,775, $219,760, $10,965 and $777,058, respectively. The Company incurred no advertising expenses in 1994.

Loss Per Share

Loss per share is computed based upon the weighted average number of shares of common stock outstanding for the period. Common stock equivalents are excluded as their effect is anti-dilutive, except for the effect of the application of Securities and Exchange Commission ("SEC") Staff Accounting Bulletin No. 83 ("SAB No. 83"), which uses the treasury stock method. Pursuant to SAB No. 83, common stock and common stock subject to options and warrants issued by the Company at prices less than the contemplated initial public offering price during the twelve months preceding the initial filing of the registration statement (of which these financial statements form a part), have been treated as outstanding for all periods presented.

Fair Value of Financial Instruments

The carrying amounts reported in the balance sheet for cash, accounts payable and current liabilities approximate fair value.

Segment Information

The Company conducts its business within one industry segment.

Prepaid Expenses

Prepaid expenses consist of prepaid financing fees incurred by the Company on borrowings during the nine months ended September 30, 1997. The prepaid portion of these fees will be charged to expense over the remainder of the term of the related borrowings (see Note 8).

Interim Financial Information

The balance sheet as of September 30, 1997 and the related statements of operations, stockholders' deficit and cash flows for the nine-month periods ended September 30, 1996 and 1997 and for the period from December 16, 1994 (inception) through September 30, 1997, are unaudited. In the opinion of management, all adjustments necessary for a fair presentation of such financial statements have been included. Such adjustments consisted of normal recurring items. Interim results are not necessarily indicative of results for a full year.



                                      -F8-
                                 netValue, Inc.
                          (A Development Stage Entity)
                          Notes to Financial Statements
                (Information as of September 30, 1997 and for the
       Nine-Month Periods Ended September 30, 1996 and 1997 is Unaudited)



NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

Income taxes for netValue are recorded in the period in which the related transactions have been recognized in the financial statements, net of the valuation allowances which have been recorded against deferred tax assets. Deferred tax assets and/or liabilities are recorded for the expected future tax consequences of temporary differences between the tax basis and financial reporting basis of assets and liabilities. At December 31, 1996 and September 30, 1997, deferred tax assets, relating primarily to stock-based compensation and accrued salaries to related parties that have been deferred for tax purposes, have been offset by a valuation reserve because future utilization of these assets cannot be determined.

Pursuant to the terms of the Internal Revenue Code, no provision or benefit for federal income taxes has been reflected in the accompanying financial statements for the LLC, since all tax losses flowed directly to the members.

Compensatory Stock-Based Arrangements

Management has utilized the guidelines of Accounting Principles Board Opinion No. 25 to account for the value of stock-based compensation arrangements that were entered into by the Company in exchange for services performed by employees and independent contractors (see Note 9).

Concentrations

As discussed in Note 1, the Company has only one product which was offered to the public commercially in 1997, and only one other product which is expected to be offered to the public in 1998. Both products are to be sold in the same industry. Lack of product development or customer interest could have a material adverse effect on the Company. Further, significant changes in technology could lead to new products or services that compete with the products to be offered by the Company. These changes could materially affect the price of the Company's products and services or render them obsolete.

Credit Risk

The Company maintains cash balances at several financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to a maximum of $100,000. At December 31, 1996, the Company's uninsured cash balances totaled $229,975. No uninsured balances existed as of September 30, 1997.

Subsequent Accounting Pronouncements Implementation

In February 1997 the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 128 "Earnings Per Share" ("SFAS 128"). SFAS 128 prescribes a new method to be used when calculating earnings per share and supersedes the prior accounting guidance provided by Accounting Principles Board No. 15 "Earnings per Share". The Company will adopt SFAS 128 at December 31, 1997 and for the years then ended, as earlier implementation is prohibited. Basic Loss per Share under SFAS 128 and Primary Loss per Share in accordance with Accounting Principles Board No. 15 "Earnings per Share" (see Note 2) will not differ significantly for the periods presented in the financial statements and are not expected to significantly differ in 1997. Diluted Loss per Share is anticipated to be identical to Basic Loss per Share, as, upon applying the treasury stock method, all options and warrants would be considered anti-dilutive and therefore excluded from the presentation.

Pro Forma Financial Information

As discussed in Note 1, netValue, which consisted substantially of cash at the date of merger, is a successor to the LLC whose members maintained a controlling interest upon the acquisition of netValue. Since netValue was deemed a predecessor business, no pro forma information has been included in the financial statements relating to netValue prior to its being acquired by the LLC.



                                      -F9-
                                 netValue, Inc.
                          (A Development Stage Entity)
                          Notes to Financial Statements
                (Information as of September 30, 1997 and for the
       Nine-Month Periods Ended September 30, 1996 and 1997 is Unaudited)


NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (Continued)

Pro Forma Financial Information (Continued)

As discussed in Note 1, the Company was originally organized in the form of a limited liability company. Upon the merger, its capital structure changed to that of a "C" corporation. The change resulted in the Company retaining the tax benefit for subsequent net operating losses which were formerly passed through to the LLC members. Pursuant to Staff Accounting Bulletin Number 1B.2 "Pro Forma Financial Statements and Earnings per Share" ("SAB 1B.2)", a pro forma income statement has been presented which reflects the impact of the Company's change in capital structure as if it had occurred December 16, 1994 (inception). The effect of this presentation relates principally to the Company generating a tax benefit for net operating losses incurred by the LLC during 1994, 1995 and 1996 (see Note 5). Pursuant to SAB 1B.2, pro forma earnings per share has only been presented for the most recent fiscal year, which is 1996.


NOTE 3 - CONTINGENCY - GOING CONCERN

At December 31, 1996, September 30, 1997 and as of the date of this report, the Company is in arrears with a significant number of its key vendors. Further, Management anticipates the Company will need to expend an aggregate of approximately $12 million in 1997 through 1998 in order to complete its systems development, perform its market research and tests and build an appropriate infrastructure to support its planned commercial venture.

The Company does not expect that existing stockholders will provide a material portion of the Company's future financing requirements and intends on obtaining additional financing from an Initial Public Offering ("IPO"). There can be no assurance that an IPO will occur or that the Company will successfully raise the required financing on terms desirable to the Company. Management expects to utilize the proceeds of its Bridge Offerings (Note 11) in order to implement its business plan, repay certain debt obligations and fund development stage cash requirements prior to obtaining the needed funding from an IPO. The failure of the Company to obtain such additional financing would require the Company to adjust its business plan or may require the Company to cease operations and liquidate. As a result of the foregoing, there is substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.


NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

                                     December 31,  December 31,   September 30,
                                         1995          1996          1997
                                     -----------   ------------  -------------
                                                                 (Unaudited)

Computer equipment                   $  17,197     $ 327,878     $ 685,919
Office equipment                         3,973        46,087        48,792
Office furniture                         4,187        75,294        75,294
                                     ---------     ---------     ---------

                                        25,357       449,259       810,005
Less accumulated depreciation           (5,758)      (17,210)     (141,655)
                                     ---------     ---------     ---------

                                     $  19,599     $ 432,049     $ 668,350
                                     =========     =========     =========


Depreciation expense for 1995, 1996 and the nine-month periods ended September 30, 1996 and 1997 was $5,758, $11,452, $4,140 and $124,445, respectively. There was no depreciation expense in 1994.


                                     -F10-
                                 netValue, Inc.
                          (A Development Stage Entity)
                          Notes to Financial Statements
                (Information as of September 30, 1997 and for the
       Nine-Month Periods Ended September 30, 1996 and 1997 is Unaudited)


NOTE 5 - INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the financial statement carrying amounts of assets and liabilities and the amounts used for income tax purposes. The tax effects of temporary differences and carryforwards that give rise to significant portions of the deferred tax assets recognized at December 31, 1996 and September 30, 1997 are presented below:

                                                      December 31, September 30,
                                                          1996           1997
                                                      ------------ -------------
  Deferred tax assets:
      Temporary differences:
           Vesting of non-qualified stock options     $    69,000   $   211,000
           Accrued salaries and compensation
             to related parties                            30,000        11,000
           Common stock warrants issued                     1,000         1,000
                                                      -----------   -----------

  Total temporary differences                             100,000       223,000
  Federal and state deferred tax benefit arising
    from net operating loss carryforwards                 667,000     3,220,000
  Research and development credit                            --         123,000
                                                      -----------   -----------

  Total deferred tax assets                           $   767,000   $ 3,566,000
  Less valuation allowance                               (767,000)   (3,566,000)
                                                      -----------   -----------

  Net deferred tax asset                              $      --     $      --
                                                      ===========   ===========


In accordance with federal income tax regulations, the net loss incurred by the LLC from inception to the date of the Merger has been excluded from the benefits of the net operating loss carryforwards reflected above.

The following table presents the principal reasons for the difference between the effective tax rates and the United States federal statutory income tax rate of 35%:

                                                                                                 Pro Forma
                                                                          --------------------------------------------------------
                                                                                         December 31,
                                            December 31,  September 30,   -----------------------------------------   September 30,
                                                1996           1997          1994            1995            1996          1996
                                            -----------    -----------    -----------    -----------    -----------    -----------
                                                           (Unaudited)    (Unaudited)    (Unaudited)     (Unaudited)    (Unaudited)

Federal income tax benefit at statutory
  rate                                      $ 1,160,000    $ 2,384,000    $     6,000    $   262,000    $ 1,160,000    $   349,000
State and local income tax benefits,
 net of effect of federal income
 tax benefit                                    166,000        341,000          1,000         37,000       166 ,000         50,000
Research and development credit,
   net of basis reduction                          --           74,000           --             --             --             --
Nondeductible research and
  development costs                            (342,000)          --             --          (57,000)       354,000        (30,000)
Net loss for LLC in 1996 prior to
  date of Merger (see below)                   (217,000)          --             --             --             --             --
                                            -----------    -----------    -----------    -----------    -----------    -----------

                                                767,000      2,799,000          7,000        242,000        972,000        369,000
Valuation allowance for deferred
  income tax benefit                           (767,000)    (2,799,000)        (7,000)      (242,000)      (972,000)      (369,000)
                                            -----------    -----------    -----------    -----------    -----------    -----------

Income tax benefit                          $         0    $         0    $         0    $         0    $         0    $         0
                                            ===========    ===========    ===========    ===========    ===========    ===========

Effective income tax rate                             0%             0%             0%             0%             0%             0%
                                            ===========    ===========    ===========    ===========    ===========    ===========



                                     -F11-
                                 netValue, Inc.
                          (A Development Stage Entity)
                          Notes to Financial Statements
                (Information as of September 30, 1997 and for the
       Nine-Month Periods Ended September 30, 1996 and 1997 is Unaudited)

NOTE 5 - INCOME TAXES (Continued)

Prior to September 18, 1996, the Company was a Limited Liability Company and, accordingly, losses were passed through to its members. For the period from September 18, 1996 through September 30, 1997, the Company had losses which resulted in net operating loss carryforwards for income tax purposes amounting to approximately $8,050,000, which expire in 2011 and 2012. However, this carryforward may be significantly limited due to changes in the ownership of the Company as a result of future equity offerings. The Company has also generated research and development credits approximating $123,000 that expire in 2012.

The pro forma presentation reflects the effect on the Company had the change in capital structure to a C corporation been effective as of December 16, 1994 (inception) (see Note 2).

Recognition of the benefits of the deferred tax assets will require that the Company generate future taxable income. There can be no assurance that the Company will generate any earnings or any specific level of earnings in future years. Therefore, the Company has established valuation allowances for deferred tax assets of approximately $767,000 and $3,566,000 as of December 31, 1996 and September 30, 1997, respectively.


NOTE 6 - OPERATING LEASES

The Company conducted its primary operations from a facility located in Stamford, Connecticut until December 1997, which was subleased under a sixteen-month lease agreement that commenced October 1996 and was scheduled to expire January 1998. Monthly rent under the lease agreement amounts to $11,062. In July 1997 the Company became delinquent on its monthly rental obligations. In October 1997, in complete settlement of the existing lease agreement, the landlord agreed to apply $35,671 of the Company's security deposit to the rental arrearage and accept payment of $30,713 for the remaining term of the lease.

In November 1997, the Company executed a lease agreement for a facility located in Fairfield, Connecticut where it currently conducts its primary operations. The agreement commences December 1997 and expires December 2000. Monthly rent under this lease agreement amounts to $13,284 plus additional rent for the Company's pro rata portion of certain property expenses. A security deposit of $79,704 was paid pursuant to the terms of the lease agreement.

The Company previously conducted its operations in a facility located in New York City under a lease agreement with monthly lease payments of $1,512 which commenced June 1995 and expired June 1997.

Total rental expense amounted to $10,584, $29,300, $12,096 and $97,818 in 1995,
1996 and for the nine-month periods ended September 30, 1996 and 1997, respectively. There was no rental expense in 1994. Annual minimum rental payments required under the terms of the Company's lease agreements amount to $159,408 in 1998, 1999 and 2000.


NOTE 7 - COMMITMENTS AND CONTINGENCIES

Commitments and contingencies not disclosed elsewhere in the financial statements are as follows:

The Company entered into a five-year employment agreement with its Chief Executive Officer ("CEO") and a one-year employment agreement with its Chief Technology Officer ("CTO") on September 19, 1996, which were subsequently amended and restated as of September 19, 1997 (collectively the "Compensation Agreements") (see Note 11).




                                     -F12-
                                 netValue, Inc.
                          (A Development Stage Entity)
                          Notes to Financial Statements
                (Information as of September 30, 1997 and for the
       Nine-Month Periods Ended September 30, 1996 and 1997 is Unaudited)

NOTE 7 - COMMITMENTS AND CONTINGENCIES (Continued)

The Compensation Agreements call for the issuance of stock options [see Note 9
(i)], annual salaries at specified amounts, and bonuses and salary increases to be given at the discretion of the Company's Board of Directors. The Compensation Agreements also require the deferral of specified salary amounts which approximated $17,700 and $26,250 at December 31, 1996 and September 30, 1997, respectively. In addition, the CEO's employment agreement provides that in the event severance payments become due, such payments will be secured by a lien and security interest in certain of the Company's intangible assets.

During 1996, the Company entered into an agreement with DMR Trecom, Inc. ("Trecom") pursuant to which Trecom agreed to develop core software for the Company and perform the Company's initial systems integration for its two products. As described in Note 1, Management has completed development of its initial product, COL, and is currently in the process of developing i-Value. Pursuant to the agreement, Trecom was granted a security interest in the software on which it provided development services. The security interest encumbers the Company's ownership and title to the software, and requires Trecom's authorization when it will be utilized by the Company for commercial purposes. Upon satisfaction of all of the Company's obligations under the agreement, the Company will no longer be encumbered by the security interest. At December 31, 1996 and September 30, 1997, the Company owed Trecom $300,000 and $1,173,365, respectively.

As of September 30, 1997, the Company owed Trecom $1,173,365 in arrears, and Trecom had discontinued work on the Company's software. In October 1997, the Company paid Trecom $600,000 (which included a $300,000 prepayment for future services), and as a result Trecom resumed its services. As of the date of this report, the Company and Trecom were negotiating to restructure the terms of payment on the remaining $900,000 balance owed to Trecom. Management believes that the final agreement with Trecom will require that the $900,000 balance be paid by the earlier of April 30, 1998 or five days subsequent to the Company's IPO, with simple interest accruing at the prime rate on the unpaid balance commencing October 1, 1997. Failure by Trecom to develop the core software for i-Value and/or complete the Company's initial systems integration of the product on a timely basis could have a material adverse effect on the Company.

During 1996, the Company entered into a series of agreements with Media Circus to develop consumer interface software and other products for the Company. As of December 31, 1996, $97,250 of expense had been incurred and paid in connection with these agreements of which $10,000 was incurred in the nine months ended September 30, 1996. The Company has since discontinued its relationship with Media Circus and is currently disputing outstanding invoices totaling $32,250.

During 1996, the Company reached an agreement with Guild Concepts, Ltd. ("Guild") pursuant to which Guild agreed to provide the Company with certain marketing and creative services in connection with the promotion of the Company's programs. As of December 31, 1996 and September 30, 1997, approximately $60,000 and $432,000, respectively, had been incurred in connection with this agreement. None of these costs were incurred in the nine months ended September 30, 1996. As of September 30, 1997, approximately $243,000 was owed to Guild and included in accounts payable.

During the nine-month period ended September 30, 1997, the Company became a defendant in three lawsuits which aggregate approximately $85,000. The plaintiffs are vendors that allege nonpayment of obligations which were incurred in 1997. In addition, in November 1997, Guild filed a lawsuit against the Company for $243,538 also alleging non payment. Management is currently working to resolve these lawsuits in a manner favorable to the Company.





                                     -F13-
                                 netValue, Inc.
                          (A Development Stage Entity)
                          Notes to Financial Statements
                (Information as of September 30, 1997 and for the
       Nine-Month Periods Ended September 30, 1996 and 1997 is Unaudited)


NOTE 8 - NOTES AND LOANS PAYABLE - RELATED PARTIES

Notes and loans payable at September 30, 1997 consisted of the following:

           VDC Corporation, Ltd. (a)                      $2,600,000
           Golden Eagle Partners (b)                         250,000
           American Maple Leaf Financial Corporation (c)     466,000
           Private Investor (d)                              300,000
                                                          ----------

                                                           3,616,000
           Less:  Current Portion                          1,216,000
                                                          ----------

           Long-Term Portion                              $2,400,000
                                                          ==========


There were no outstanding notes or loans payable at December 31, 1995 and 1996.

(a) On January 17, 1997, the Company entered into an agreement with VDC Corporation, Ltd. ("VDC"), whereby VDC provided the Company with one year bridge financing amounting to $2,500,000. In consideration for the receipt of the VDC bridge financing, the Company issued 100,000 shares of common stock to VDC which has been recorded as a financing fee expense of $200,000 for the nine-month period ended September 30, 1997. The VDC bridge financing accrued interest at a rate of 10% per annum and was subordinate to the Golden Eagle note discussed below [see Note 8(b)]. On November 14, 1997 the Company and VDC agreed to convert $2,400,000 of the bridge financing into common stock (see Note 11). As a result of the conversion, $2,400,000 has been reflected in the long-term portion of notes and loans payable at September 30, 1997. The remaining balance of the VDC bridge financing in the amount of $100,000 was repaid in December, 1997 with proceeds from the sale of the Company's preferred stock (see Note 11).

     On April 22, 1997, the Company and VDC entered into an agreement whereby the Company was to be recapitalized, and VDC would acquire a majority voting interest in the Company ("VDC Agreement"). The VDC Agreement was not consummated, and on August 26, 1997 the Company and VDC mutually agreed to terminate the VDC Agreement.

     On August 13, 1997, the Company obtained an additional $100,000 in financing from VDC. In consideration for the financing, the Company issued a convertible promissory note which accrued interest at the rate of 10% per annum, with all principal and accrued interest due November 11, 1997. The maturity date for the note had been extended until August 13, 1998 as long as the Company was proceeding towards the consummation of an IPO. The balance of accrued interest associated with this note was converted into the Company's common stock on November 14, 1997 (see Note 11). The principal balance of $100,000 was repaid with proceeds from the sale of the Company's preferred stock (see Note 11).

(b) On June 17, 1997, the Company obtained $250,000 in financing from Golden Eagle Partners ("Golden Eagle"). In consideration for the financing, the Company issued a convertible promissory note which accrued interest at the rate of 10% per annum with all principal and accrued interest due September 15, 1997. The maturity date for the note had been extended until June 17, 1998 as long as the Company was proceeding towards the consummation of an IPO. On December 1, 1997, the Company agreed to issue 10,000 shares of common stock to Golden Eagle as consideration in the amount of $20,000 for the cancellation of Golden Eagle's conversion and registration rights under the terms of Loan and Security Agreement between the Company and Golden Eagle (see Note 11). Expense related to this loan restructuring of $13,000 was incurred for the nine-month period ended September 30, 1997, and reflected in accrued expense-related parties. The balance of the loan restructuring cost in the amount of $7,000 will be recorded as an expense over the unexpired term of the loan.

                                     -F14-
                                 netValue, Inc.
                          (A Development Stage Entity)
                          Notes to Financial Statements
                (Information as of September 30, 1997 and for the
       Nine-Month Periods Ended September 30, 1996 and 1997 is Unaudited)


NOTE 8 - NOTES AND LOANS PAYABLE - RELATED PARTIES (Continued)

(c) During the nine months ended September 30, 1997, the Company received $466,000 in unsecured advances (net of repayments amounting to $395,000) from American Maple Leaf Financial Corporation (" AML"). The Company also issued 190,200 shares to AML as payment for financing fees in the amount of $380,400 incurred in connection with AML's consensual forbearance on these advances. Expense of $300,000 was incurred for the nine-month period ended September 30, 1997, and reflected in accrued expenses - related parties. The balance of the financing fee in the amount of $80,400 will be recorded as an expense over the remaining term of the loan. The balance of the loan of $25,000 was repaid in December 1997 with proceeds from the sale of the Company's preferred stock (see Note 11).

(d) On September 5, 1997, the Company obtained $300,000 in an unsecured 30-day bridge financing note at an interest rate of 10% from a private investor. As additional consideration for such financing, the Company issued 30,000 shares of common stock to the investor amounting to $60,000. An expense relating to this financing fee in the amount of $50,000 was incurred in the nine-month period ended September 30, 1997, with the unexpired balance of $10,000 reflected as prepaid expenses. The note was acquired by another private investor, who extended the maturity date to November 4, 1997. The note was subsequently paid in October 1997.



NOTE 9 - CAPITAL STOCK ACTIVITY

Capital stock activity for the year ended December 31, 1996 and the nine-month period ended September 30, 1997 was as follows:

                                                                Purchase Price            Consulting Cost
                                                            ----------------------    -----------------------
                             Shares Issued        Date      Per Share       Total     Per Share      Total
                             -------------      --------    ---------  -----------    ---------      --------

                             1,090,000  (a)     08/02/96    $ .001     $     1,090    $      -   $        -
                               581,429  (b)     09/06/96    $  .17         100,000           -            -
                               250,000  (c)     09/06/96    $ 1.40         350,000           -            -
                               650,000  (d)     09/06/96    $ 1.00         650,000           -            -
                             2,474,000  (g)     09/18/96    $    -               -           -            -
                               450,000  (h)     09/19/96    $ 3.50       1,575,000           -            -
                               175,001  (f)      various                                  3.50      612,504
                                                 Costs of issuance        (189,090)
                             ---------                                 -----------
Balances
   December 31, 1996         5,670,430                                 $ 2,487,000
                             ---------                                  ==========

                               174,999  (f)      various    $    -     $         -    $   2.00   $  349,998
                               192,500  (j)        03/97    $ 2.00         385,000          -             -
                               102,500  (k)        05/97    $ 2.00         205,000          -             -
                               100,000  (l)           -     $   -                -          -             -
                                30,000  (l)           -     $   -                -          -             -
                                    -            Costs of issuance         (65,449)
                             ----------------                          -----------
Balances September 30,
   1997 (Unaudited)          6,270,429                                 $   524,551
                             =========                                  ==========

                                                               Purchase Price
                                                               --------------
                             Shares Issuable        Date    Per Share       Total
                             ---------------        ----    ---------       -----

                               600,000  (g)     09/18/96    $      -      $     -
                             =========



                                     -F15-
                                 netValue, Inc.
                          (A Development Stage Entity)
                          Notes to Financial Statements
                (Information as of September 30, 1997 and for the
       Nine-Month Periods Ended September 30, 1996 and 1997 is Unaudited)

NOTE 9 - CAPITAL STOCK ACTIVITY (Continued)

                  Warrants/     Date of    Exercise         Date
               Options Issued   Grant       Price        Exercisable
               --------------   -----       -----        -----------

              500,000   (a)     08/02/96    $  6.00        8/2/96
              439,634   (e)     09/18/96    $  3.50*       1/1/98*
               16,334   (e)     09/18/96    $  6.00*       1/1/98*

           * canceled April 3, 1997

          Compensatory Options
                                                            Options Issued
           Options Issued                                      to Other
                to              Vesting      Exercise       Directors and         Vesting          Exercise
           CEO and CTO          Date **      Price (i)        Employees            Date **         Price (i)
           ---------------     ----------   -----------    ----------------      ----------        ---------

               60,000           09/19/96    $   .63             155,500         7/1/97-12/12/98       $.80
               50,000           09/19/97        .63             155,500         7/1/98-12/12/99       4.00
              196,000           09/19/97        .80             155,500       7/1/99-12/12/2000       5.00
              196,000           09/19/98       4.00             155,500     7/1/2000-12/12/2001       6.00
              196,000           09/19/99       5.00
              196,000         09/19/2000       6.00
              158,000         09/19/2001       7.00

         ** All options expire on the fifth anniversary of their vesting date.

Management has elected to follow Accounting Principles Board No. 25 "Accounting for Stock Issued to Employees" ("APB 25") and related interpretations in accounting for its stock-based compensation. Additional disclosure as required under the guidelines of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" is presented below.

                               December 31, 1996           September 30, 1996            September 30, 1997
                         -----------------------------    ----------------------   ----------------------------
                                                              (Unaudited)                    (Unaudited)
                                          Pro Forma
                                         (Unaudited)
                             Net Loss     Per Share               Net Loss             Net Loss        Per Share
                         -------------  -------------     ---------------------   ----------------     ----------

As Reported            $  (3,314,094)       $(.42)           $  (996,058)           $(6,811,065)        $(.63)
                          =============     ======            ===========            ===========        ======



Pro Forma              $  (3,149,487)       $(.40)           $  (831,451)           $(6,456,965)        $(.59)
                          =============     ======            ===========            ===========        ======

No such differences between the application of APB 25 and SFAS 123 existed for 1994 and 1995.

(a) On July 16, 1996, netValue was formed solely for the purpose of merging with the LLC. On August 2, 1996, in exchange for $1,090, the initial stockholders ("the Founders") received an aggregate of 1,090,000 shares of common stock (the "Founders' Shares"). In connection with the Company's formation, APP Investments, Inc., an affiliate of AML, was issued warrants to acquire 500,000 shares of common stock at an exercise price of $6.00 per share and at a fair value of $.004 per share (as determined by an independent valuation company). The issuance resulted in stock-based consulting expense of $2,000. The warrants (and the underlying shares) and the Founders' Shares, except for 450,000 shares issued to AML, are restricted from sale, transfer or disposal ("Lockup Agreement") until September 1998 without the prior written consent of AML. The warrants are currently exercisable and expire in August 2001.


                                     -F16-
                                 netValue, Inc.
                          (A Development Stage Entity)
                          Notes to Financial Statements
                (Information as of September 30, 1997 and for the
       Nine-Month Periods Ended September 30, 1996 and 1997 is Unaudited)


NOTE 9 - CAPITAL STOCK ACTIVITY (Continued)

(b) On September 6, 1996 the Company sold an aggregate of 581,429 shares of common stock to a group of Accredited Investors (as defined under Regulation D of the Securities Act of 1933, as amended ("Accredited Investors")) for an aggregate price of $100,000 ($.17 per share). These shares are subject to a Lockup Agreement until September 18, 1998 without the prior written consent of the Company.

(c) On September 6, 1996 the Company sold an aggregate of 250,000 shares of common stock to a group of Accredited Investors for an aggregate price of $350,000 ($1.40 per share). These shares are subject to a Lockup Agreement until September 18, 1998 without the prior written consent of the Company.

(d) On September 6, 1996 the Company sold 650,000 shares of common stock to VDC for an aggregate purchase price of $650,000 ($1.00 per share) (see Note
     10). All of the shares held by VDC are subject to a one-year Lockup Agreement from the effective date of the Company's anticipated IPO.

(e) On September 12, 1996, the LLC entered into an agreement with Muzak Limited Partnership ("Muzak") (the "Muzak Agreement"). Under the Muzak Agreement, Muzak was appointed as the exclusive sales agent for a three-year period to sell and solicit orders for various targeted coupons, rebates, special offers and incentives offered by the Company via the Internet. In connection with the Muzak Agreement and Merger agreement, Muzak received 474,000 shares of common stock, an option (the "Muzak Option") to purchase 439,634 shares of common stock at an exercise price of $3.50 per share pursuant to certain anti-dilutive protections ("the Muzak Option") and 16,334 shares of common stock at $6.00 per share pursuant to such anti-dilutive protections.

     On April 3, 1997, the Company and Muzak mutually agreed to terminate the Muzak Agreement. Upon the termination of the Muzak Agreement, the Muzak Option automatically expired and was canceled.

(f) On September 18, 1996, the Company entered into an agreement with AML, a related party, pursuant to which AML agreed to provide investment banking services to the Company for the six-month period commencing September 18, 1996 in exchange for 350,000 shares of common stock valued at $962,502. Such shares were issuable to AML in six equal installments over the term of the Agreement which commenced on October 17, 1996 and ended on March 17, 1997. During 1996, in accordance with APB 25, the Company recorded consulting expense of approximately $671,000, representing the cost of 175,001 shares issued as of December 31, 1996, and approximately $58,000 of accrued expense. Unearned shares not yet issued at December 31, 1996 were deducted from equity on the balance sheet. Consulting expense incurred in the nine-month period ended September 30, 1996 amounted to approximately $102,000. During the nine-month period ended September 30, 1997, the remaining 174,999 shares were issued, resulting in consulting expense of approximately $292,000. None of the shares held by AML are subject to Lockup Agreements.

(g) In connection with the Merger, the members of the LLC exchanged all of their issued and outstanding membership interests, representing cumulative capital contributions of $500,000, plus the termination and waiver of all related party agreements, pre-existing rights, claims and causes of action (except for some predetermined surviving claims) for 3,074,000 shares of common stock of netValue. 600,000 of these shares (the "Holdback Shares") were issuable pending verification of certain representations and warranties made by the Co-Founders of the LLC which was accomplished in July 1997 (see Note 11). At the completion of the transaction, the LLC ceased to exist and, as discussed in Note 1, the transfer of the member ownership interests was recorded as a purchase in accordance with Accounting Principles Board No. 16 "Business Combinations". Holders of 532,000 shares of common stock entered into Lockup Agreements subject to the prior written consent of AML, until September 18, 1997 with respect to 25% of such shares, March 18, 1998 with respect to 25% of such shares and September 18, 1998 with respect to the balance of such shares. The Holdback Shares were not subject to a Lockup Agreement, and the remaining 1,942,000 shares are subject to a Lockup Agreement until September 18, 1998 unless prior written consent of AML is obtained.



                                     -F17-
                                 netValue, Inc.
                          (A Development Stage Entity)
                          Notes to Financial Statements
                (Information as of September 30, 1997 and for the
       Nine-Month Periods Ended September 30, 1996 and 1997 is Unaudited)

NOTE 9 - CAPITAL STOCK ACTIVITY (Continued)

(h) On September 19, 1996 the Company sold an aggregate of 450,000 shares of common stock to a group of Accredited Investors for an aggregate amount of $1,575,000 ($3.50 per share). These shares are subject to a Lockup Agreement until September 19, 1998 unless prior written consent of AML is obtained.

(i) During 1996, a stock option plan (the "Plan") was adopted by the Company which granted nonqualified stock options to employees, directors and consultants. Pursuant to the amended Plan, as of the date of this report, 2,500,000 shares of common stock were reserved for issuance. On September 19, 1997, options aggregating 1,052,000 shares were issued to the CEO and CTO in connection with their employment agreements (see Notes 7 and 11). Such shares are subject to a Lockup Agreement until September 19, 1998 unless prior written consent of the Company is obtained. In addition to the 1,052,000 options issued to the CEO and CTO, in December of 1997 the Company issued compensatory options aggregating 622,000 shares of common stock to employees and other directors of the Company (see Note 11). Certain grants of fully-vested options carried exercise prices which were less than the fair value of the common stock at the date of the grant resulting in compensation expense of $172,200 and $354,100 for 1996 and for the nine-month period ended September 30, 1997, respectively.

(j) During the first quarter of 1997, the Company sold an aggregate of 192,500 shares of common stock to a group of Accredited Investors for an aggregate purchase price of $385,000 ($2.00 per share) less approximately $18,852 in commissions paid to registered broker dealers. Such shares are subject to a Lockup Agreement for two years from the date of issuance unless prior written consent of AML is obtained.

(k) On May 31, 1997, the Company sold an aggregate of 102,500 shares of common stock to a group of Accredited Investors for an aggregate purchase price of $205,000 ($2.00 per share). Such shares are subject to a Lockup Agreement for two years from the date of issuance unless prior written consent of AML is obtained. Commissions of $4,500 were paid on this offering.

(l) During the nine-month period ended September 30, 1997, the Company issued 100,000 shares of common stock to VDC [see Note 8(a)] and 30,000 shares to a private investor [see Note 8(d)] in connection with the requirements of each of their respective loan agreements.

Costs relating to the above transactions consisted of legal fees and commissions paid to registered broker-dealers amounting to $189,090 and $65,449 in 1996 and the nine-month period ended September 30, 1997, respectively, of which $31,150 and $23,352, respectively, was paid to AML, a related party.


NOTE 10 - RELATED PARTIES

Related party transactions not disclosed elsewhere in the financial statements are as follows:

In 1994, the former president of the LLC, who is currently a significant shareholder of the Company, loaned the Company $17,142 to fund operations. During 1995, certain members of the LLC advanced funds to the Company amounting to $37,636. Such amounts were non-interest bearing and were payable when funds became available. These advances from the members were repaid in full during 1996.

In 1996, an additional $26,045 was advanced to the Company by certain shareholders. The advance was repaid in full during 1996.



                                     -F18-
                                 netValue, Inc.
                          (A Development Stage Entity)
                          Notes to Financial Statements
                (Information as of September 30, 1997 and for the
       Nine-Month Periods Ended September 30, 1996 and 1997 is Unaudited)


NOTE 10 - RELATED PARTIES (Continued)

American Maple Leaf Financial Corp. ("AML"), a significant shareholder of the Company that was also an employer of a director of the Company until September 1997, received $31,150 and $23,352 during 1996 and the nine-month period ended September 30, 1997, respectively, in investment banking fees and expenses related to the Company's various private placement offerings (see Note 9). AML also received stock-based compensation of 350,000 shares of the Company's stock with an aggregate value of $962,502 for the performance of additional investment banking services [see Note 9(f)].

On June 14, 1996, the Company entered into a $245,000 bridge loan agreement with VDC Corporation, Ltd. ("VDC"), a significant shareholder. The loan was paid in full in September 1996 in conjunction with a stock purchase by VDC [see Note 9(d)].

On September 18, 1996, the Company entered into three-year consulting agreements with two former executives of the LLC, who are also significant shareholders of the Company ("Co-Founders"). The agreements provide each consultant with compensation of $84,000 per year. The aggregate amount paid on these agreements was $46,480 in 1996 and $130,904 for the nine-month period ended September 30, 1997. No such compensation was paid in the nine-month period ended September 30, 1996. In December 1997, the consulting agreements with the Co-Founders were canceled and replaced with employment agreements and option agreements (see Notes 9 and 11).


NOTE 11 - SUBSEQUENT EVENTS

During the third and fourth quarters of 1997, the Company commenced a $3,000,000 and a $2,000,000 private placement offering ("Bridge Offerings") aggregating 200 Units at $25,000 per Unit. Each Unit consisted of a promissory note in the principal amount of $25,000 ("Note"), 2,500 shares of common stock, and a warrant to purchase 2,500 shares of common stock. The Notes are unsecured subordinated obligations of the Company which accrue interest at the rate of 10% per annum. All principal and accrued interest due and payable on the Notes is payable in full on the earlier of the one year anniversary of their date of issuance or that date which is five days after the consummation by the Company of certain equity or licensing transactions which provide gross proceeds to the Company of at least $3,000,000. The warrants have an exercise price equal to the lower of $4.00 or the price per share at which the common stock is offered to the public in the event of an IPO. The warrants are exercisable for a period of five years commencing on the date the common stock is first registered with the SEC. All of the Units and the notes, warrants and shares of common stock issuable as part of the Units or upon exercise of the warrants, are subject to a Lockup Agreement until the one-year anniversary of the date of the issuance of the Units, unless prior written consent of AML is obtained. The Bridge Offerings began closing in October 1997 and was completed as of December 15, 1997, the Company had raised $4,025,000 related to the Bridge Offerings.

On October 5, 1997, the Company's $300,000 bridge note from a private investor [Note 8(d)] was acquired by another private investor, who extended its maturity date to November 5, 1997. The Company paid the balance of the bridge note in October 1997 with proceeds from the Bridge Offerings.

On November 14, 1997 the Company and VDC mutually agreed to convert the outstanding balance of principal and accrued interest on $2,400,000 of the VDC bridge financing and accrued interest on the convertible promissory note [see
Note 8(a)], which aggregated $2,578,301, into 3,222,877 shares of the Company's common stock.




                                     -F19-
                                 netValue, Inc.
                          (A Development Stage Entity)
                          Notes to Financial Statements
                (Information as of September 30, 1997 and for the
       Nine-Month Periods Ended September 30, 1996 and 1997 is Unaudited)


NOTE 11 - SUBSEQUENT EVENTS (Continued)

On December 1, 1997 the Company and Golden Eagle agreed to modify their Loan and Security Agreement ("Golden Eagle Agreement") relating to the Company's $250,000 obligation to Golden Eagle. The modification requires the Company to pay the outstanding balance of the loan plus the balance of accrued interest to Golden Eagle within five days of the Company's IPO. In addition, at the time of repayment, the Company will issue 10,000 shares of common stock as additional consideration. In return, Golden Eagle agreed to the cancellation of its registration and conversion rights under the Golden Eagle Agreement. As further consideration, Golden Eagle agreed to cancel its Intercreditor Agreement with VDC, thereby allowing the Company to repay VDC prior to Golden Eagle.

In December 1997, the Company amended and restated its five-year employment agreement with its CEO and its one-year employment agreement with its CTO (see
Note 7). The modifications to each of the Compensation Agreements related to the cancellation and replacement of certain previously issued options and increased annual salaries.

In December 1997, the Company issued 190,200 shares of common stock to AML as consideration for the advance of short-term bridge financing and the consensual forbearance by AML [see note 8(c)].

In December 1997, the Company issued the 600,000 Holdback Shares [see Note 9(g)] of common stock to the Co-Founders of the LLC.

In November 1997, the Company executed a lease agreement for a facility located in Fairfield, Connecticut where it intends to conduct its primary operations. The agreement commences December 1997 and expires December 2000. Monthly rent under this lease agreement amounts to $13,284 plus additional rent for the Company's pro rata portion of certain property expenses. A security deposit of $79,704 was paid pursuant to the terms of the lease agreement.

In November 1997, the Company became a defendant in a lawsuit from Guild whereby Guild alleged non payment of the Company's obligation amounting to $243,538. Management is currently working to resolve this lawsuit in a manner favorable to the Company.

In December 1997, the Company canceled the consulting agreements with the Co-Founders. The consulting agreements were replaced with employment agreements providing each of the Co-Founders with an annual salary of $85,000 plus commissions for the first year with compensation on a commission basis thereafter. In addition, the Co-Founders were each granted options to purchase an aggregate of 60,000 shares of common stock (see Note 9). All stock purchased under these option agreements is subject to a two year lock-up commencing December 19, 1997.

In December 1997, the Company granted 502,000 options to acquire common stock to certain employees, including 78,000 options granted to employees who are also directors. The options vest equally over four years commencing on each employee's anniversary date of employment (see Note 9).

On December 15, 1997, the Company entered into a Preferred Stock Purchase Agreement (the "Preferred Stock Agreement") with Rozel International Holdings Limited ("Rozel"). Pursuant to the terms of the Preferred Stock Agreement, the Board of Directors created a Series A Convertible Preferred Stock consisting of 300,000 shares at $.001 par value, $10.00 stated value ("Series A Shares") with no common voting or registration rights. The Series A Shares may be converted into 12.5 shares of common stock at the option of the Company or Rozel. The shares bear no dividends, and the preferred shareholders would receive the stated value of their shares as a priority over common stock shareholders in the event of a liquidation of the Company.





                                     -F20-
                                 netValue, Inc.
                          (A Development Stage Entity)
                          Notes to Financial Statements
                (Information as of September 30, 1997 and for the
       Nine-Month Periods Ended September 30, 1996 and 1997 is Unaudited)


NOTE 11 - SUBSEQUENT EVENTS (Continued)

The Preferred Stock Agreement requires Rozel, upon the request of the Company, to periodically purchase up to an aggregate of 300,000 shares at an aggregate purchase price of $3,000,000. The terms of the Preferred Stock Agreement provide that the Company may require Rozel to purchase the Series A Shares as follows:

                                           Purchase
                    Date                    Shares                     Price
         --------------------               ------                     -----
         December 15, 1997                   22,500               $   225,000
         Subsequent to 2/1/98                70,000               $   700,000
         Subsequent to 3/1/98                70,000               $   700,000
         Subsequent to 4/1/98                50,000               $   500,000
         Subsequent to 5/1/98                50,000               $   500,000
         Subsequent to 6/1/98                37,500               $   375,000

Converted shares are subject to an eighteen-month Lockup Agreement commencing on the date of the Company's IPO.

In exchange for satisfying the aforementioned purchase requirements of the Preferred Stock Agreement, the Company will issue 150,000 shares of common stock to Rozel upon satisfaction of the aforementioned funding requirements. These shares of common stock will have registration rights for the purpose of public resale and will be subject to an eighteen-month Lockup Agreement commencing on the effective date of the Company's IPO. In December 1997, Rozel had purchased 22,500 Series A Shares for $225,000. The remaining 277,500 shares of Series A Shares are reserved for issuance. 900,000 shares of Preferred Stock remain authorized, undesignated and unissued.

In December 1997, the Company signed a letter of intent with J.B. Sutton Group, L.L.C. ("Underwriter") to underwrite the Company's initial public offering of 2,400,000 shares at an offering price of $5.00 per share, which would result in aggregate offering proceeds of $12,000,000 less offering costs. The underwriter's agreement calls for the Underwriter to receive a commission of 10% and an expense allowance of 3% of the IPO's gross proceeds. The underwriter's agreement also requires all of the Company's shareholders of record prior to the IPO to agree to an eighteen-month Lockup Agreement within forty-five days of the Company's filing of a registration statements with the SEC. In addition, the Company will retain the Underwriter as financial consultants for an eighteen-month period commencing at or prior to the closing of the IPO for a fee of $10,000 per month.




                                     -F21-

================================================================================

No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer made by this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company or that information contained herein is correct as of any time subsequent to the date hereof.
                               -------------------

                                TABLE OF CONTENTS
                               -------------------

                                                                  Page
                                                                  ----

Available Information...............................................2
Prospectus Summary..................................................3
Forward-Looking Statements..........................................5
Risk Factors .......................................................5
Use of Proceeds....................................................10
Market Price of and Dividends on Common
  Stock and Related Shareholder Matters............................11
Capitalization.....................................................11
Dilution...........................................................13
Selected Financial Data............................................14
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations.......................................................16
Business...........................................................19
Management ........................................................24
Security Ownership of Principal Stockholders
  and Management...................................................32
Certain Transactions ..............................................34
Description of Capital Stock.......................................35
Shares Eligible for Future Sale....................................37
Underwriting.......................................................38
Legal Matters......................................................39
Experts............................................................39
Index to Financial Statements......................................F1


================================================================================

================================================================================


                         -------------------------------








                                 NETVALUE, INC.


                        2,400,000 SHARES OF COMMON STOCK







                                  -------------

                                   PROSPECTUS
                                 --------------








                                December 30, 1997







================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

         The following table sets forth the estimated expenses to be incurred in connection with the Offering. All amounts are estimates except the Commission Registration Fee.

         Commission Registration Fee.......................         $4,071.00
         NASD Filing Fee...................................          1,880.00
         NASDAQ SmallCap Fee...............................         11,760.00
         EDGAR and Printing Expenses.......................         15,000.00
         Legal Fees and Expenses...........................         65,000.00
         Accounting Fees and Expenses......................         65,000.00
         Blue Sky Fees and Expenses........................         30,000.00
         Transfer Agent's Fees and Expenses................         15,000.00
         Miscellaneous Expenses............................         92,289.00
                                                                    ---------

                  Total*...................................       $300,000.00
                                                                  ===========

         * All expenses other than the Commission Registration Fee, NASD Filing Fee, NASDAQ SmallCap Fee and the Blue Sky Fees and Expenses are estimated.

Item 14. Indemnification of Directors and Officers.

         The Company's Amended and Restated Certificate of Incorporation eliminates the liability of directors of the Company for monetary damages for breach of their fiduciary duty as directors, other than the liability of a director (i) for a breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions by the director not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for a willful or negligent declaration of an unlawful dividend, stock purchase or redemption or (iv) for transactions from which the director derived an improper personal benefit. These provisions are consistent with applicable Delaware law.

         In addition, the Company's Bylaws include provisions to indemnify its officers and directors and other persons against expenses, judgments, fines and amounts incurred or paid in settlement in connection with civil or criminal claims, actions, suits or proceedings against such persons by reason of serving or having served as officers, directors, or in other capacities, if such person acted in good faith, and in a manner such person reasonably believed to be in or not opposed to the best interest of the Company and, in a criminal action or proceeding, if he had no reasonable cause to believe that his/her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company or that he or she had reasonable cause to believe his or her conduct was unlawful. Indemnification as provided in the Bylaws shall be made only as authorized in a specific case and upon a determination that the person met the applicable standards of conduct.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the issuer pursuant to the foregoing provisions, or otherwise, the issuer has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the issuer of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities.

         The following sets forth all sales of the Company's securities during the past three years. None of such securities were registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance on exemptions from registration under Section 4(2) of the Securities Act as transactions by an issuer not involving any public offering. The purchasers in these transactions acquired the securities for investment purposes only and the stock certificates representing the shares issued in connection with such exemptions bear restrictive legends indicating that the shares may not be freely transferred.

         On July 16, 1996, the Company was formed solely for the purpose of merging with Coupons Online, L.L.C. ("COL") through a merger or similar transaction (the "Merger"). In exchange for an aggregate purchase price of $1,090, the founders, including American Maple Leaf Financial Corporation ("AML"), received an aggregate of 1,090,000 shares of the Company's common stock, $.001 par value per share (the "Common Stock"). In addition, in connection with the Company's formation, APP Investments, Inc., an affiliate of AML, was issued a five-year warrant to acquire 500,000 shares of Common Stock at an exercise price of $6.00 per share.

         On September 6, 1996, the Company issued and sold an aggregate of 581,429 shares of Common Stock pursuant to Section 4(2) of the Securities Act to a group of "accredited investors" (as defined in Rule 501(a) of Regulation D promulgated under the Securities Act) for an aggregate purchase price of $100,000 ($.17 per share of Common Stock).

         On September 6, 1996, the Company issued and sold an aggregate of 250,000 shares of Common Stock pursuant to Section 4(2) of the Securities Act to a group of accredited investors for an aggregate purchase price of $350,000 ($1.40 per share of Common Stock).

         On September 6, 1996, the Company issued and sold 650,000 shares of Common Stock pursuant to Section 4(2) of the Securities Act to VDC for an aggregate purchase price of $650,000 ($1.00 per share of Common Stock).

         On September 18, 1996, the Company entered into a Consulting Agreement with AML (the "AML Consulting Agreement") pursuant to which AML agreed to provide investment banking services to the Company in exchange for 350,000 shares of Common Stock, all of which shares have been issued pursuant to Section 4(2) of the Securities Act.

         On September 18, 1996, Coupons Online, L.L.C., New Jersey Limited Liability Company (the "COL"), was merged (the "Merger") with and into the Company. In connection with the Merger, the Company issued an aggregate of 3,074,000 shares of Common Stock to the members of COL (the "COL Shares") in exchange for (i) all of the issued and outstanding membership interests of COL,
(ii) the termination of any and all agreements among COL and certain of its members and other affiliated parties (collectively, the "COL Holders") and (iii) the waiver of any and all pre-existing rights, claims, causes of action and suits which COL Holders have or may have against COL, except for certain surviving claims. Included in such shares were 600,000 shares which were issuable to the two co-founders of the COL pending verification of their certain representations and warranties. This was accomplished in July 1997 and the 600,000 shares were issued on December 15, 1997.

         On September 19, 1996, the Company issued and sold an aggregate of 450,000 shares of Common Stock to a group of accredited investors pursuant to Rule 506 for an aggregate purchase price of approximately $1,575,000 ($3.50 per share of Common Stock). The Company paid an aggregate of $75,000 from the proceeds of such transaction as commissions to registered broker-dealers.

         On February 19, 1997 and March 24, 1997, the Company issued and sold an aggregate of 192,500 shares of Common Stock to accredited investors pursuant to Rule 506 for an aggregate purchase price of $385,000 ($2.00 per share of Common Stock). The Company paid an aggregate of $15,000 from the proceeds of such transaction as commissions to registered broker-dealers.

         On March 25, 1997, pursuant to Section 4(2) of the Securities Act, the Company issued 100,000 shares of Common Stock to an investor in connection with the provision of $2,500,000 in bridge financing (the "VDC Financing") by such investor to the Company. In November 1997, the VDC Financing and accrued interest thereon was canceled and converted into 3,222,877 shares of Common Stock.

         On May 31, 1997, the Company issued and sold an aggregate of 102,500 shares of Common Stock to a group of accredited investors pursuant to Rule 506 for an aggregate purchase price of $205,000 ($2.00 per share of Common Stock). The Company paid an aggregate of $4,500 from the proceeds of such transaction as commissions to registered broker-dealers.

         On September 5, 1997, pursuant to Section 4(2) of the Securities Act, the Company issued 30,000 shares of Common Stock to an accredited investor in connection with the provision of $300,000 in bridge financing by such investor to the Company.

         On October 7, October 17, 1997 and October 31, 1997, the Company issued and sold an aggregate of 120 Units, pursuant to Rule 506 of Regulation D promulgated under the Securities Act, to a group of accredited investors for an aggregate purchase price of $3,000,000. Each Unit consisted of a promissory note in the principal amount of $25,000, 2,500 shares of Common Stock, and a warrant to purchase 2,500 shares of Common Stock at an exercise price of the lower of
(i) $4.00 and (ii) the price per share at which the Common Stock is offered in an initial public offering. The Company paid an aggregate of $300,000 from the proceeds of such transaction as commissions to registered broker-dealers, including $287,500 to First United Equities Corporation and $12,500 to J.P. Turner & Company, the Underwriters for this Offering.

         On December 11, 1997, the Company issued and sold an aggregate of 41 Units, pursuant to Rule 506 of Regulation D promulgated under the Securities Act, to a group of accredited investors for an aggregate purchase price of $1,025,000. Each Unit consisted of a promissory note in the principal amount of $25,000, 2,500 shares of Common Stock, and a warrant to purchase 2,500 shares of Common Stock at an exercise price of the lower of (i) $4.00 and (ii) the price per share at which the Common Stock is offered in an initial public offering. The Company paid $100,000 from the proceeds of this transaction as commissions to J.P. Turner & Company.

         In December 1997, pursuant to Section 4(2) of the Securities Act, the Company issued 190,200 shares of Common Stock to American Maple Leaf Financial Corporation ("AML") as consideration for the advance of short-term bridge financing and the consensual forbearance by AML relating thereto.

         In December 1997, pursuant to Section 4(2) of the Securities Act, the Company issued 300,000 shares of Common Stock to each of Messrs. Barnett and Braunstein in satisfaction of the terms of their respective consulting agreements with the Company.

         In December 1997, pursuant to Section 4(2) of the Securities Act, the Company issued and sold 22,500 shares of Preferred Stock to an accredited investor for a purchase price of $225,000.

Item 16.      Financial Statements and Exhibits.

         (a)  Financial Statements:

         (b)  Exhibits:

         *    1.1      Form of Underwriting Agreement

              3.1      Amended and Restated Certificate of Incorporation

              3.2      Bylaws of the Company as amended to date

              4.1 Certificate of Designation of Series A Convertible Preferred Stock

         *    5        Opinion of Klehr, Harrison, Harvey, Branzburg &
                       Ellers LLP

              10.1 Registrant's Amended and Restated 1996 Non-Qualified Stock Option Plan

              10.2 Agreement and Plan of Merger and Reorganization between the Registrant and Coupons Online, L.L.C. dated as of September 12, 1996

              10.3     Amended and Restated Employment Agreement between Michael
                       A. Clark and the Registrant dated December 19, 1997

              10.4 Amended Employment Agreement between Richard F. Davey and the Registrant dated December 19, 1997

              10.5 Employment Agreement between Craig W. Barnett and the Registrant dated December 19, 1997.

              10.6 Employment Agreement between Mark D. Braunstein and the Registrant dated December 19, 1997.

              10.7 Conversion Agreement, dated as of November 14, 1997 between the Registrant and VDC Corporation Ltd.

              10.8 Letter Agreement, dated December 1, 1997, between the Registrant and American Maple Leaf Financial Corporation

              10.9 Letter Agreement dated December 1, 1997 between the Registrant and Golden Eagle Partners

              11       Computation of Net Income (Net Loss) Per Share

              24 Consent of LJ Soldinger Associates, independent auditors to the Company

--------------------------------

*To be filed by amendment.

Item 17. Undertakings.

         The undersigned registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To provide to the underwriter at the closing specified in the underwriting agreements certificates in such designations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fairfield, Connecticut, on December 30, 1997.

                                   NETVALUE, INC.


                                   By: /s/ Michael A. Clark
                                       -------------------------------
                                           Michael A. Clark, President


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael A. Clark and Edward J. Zobian, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on December 30, 1997.


Signature                                  Title
---------                                  -----

/s/ Michael A. Clark
---------------------------                President and Director
Michael A. Clark                           (Principal Executive, Financial
                                           and Accounting Officer)
/s/ Craig W. Barnett
---------------------------                Director
Craig W. Barnett

/s/ David E. Brandkamp
---------------------------                Director
David E. Brandkamp

/s/ Michael Cirillo
---------------------------                Director
Michael Cirillo

/s/ Richard F. Davey
---------------------------                Director
Richard F. Davey

/s/ Steven B. Rosner
---------------------------                Director
Steven B. Rosner

/s/ Edward J. Zobian
---------------------------                Director
Edward J. Zobian